UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

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MORGAN STANLEY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2007 Annual Meeting of Shareholders

2000 Westchester Avenue

Purchase, New York

April 10, 2007, 9:00 a.m., local time

February 23, 2007

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2007 annual meeting of shareholders to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the 2007 Equity Incentive Compensation Plan;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the ratification of the appointment of the auditor and the approval of the 2007 Equity Incentive Compensation Plan and “AGAINST” the shareholder proposals.

We enclose our proxy statement, our annual report and a proxy card. Please submit your proxy. Thank you for your support of Morgan Stanley.

Very truly yours,

John J. Mack

Chairman and Chief Executive Officer

i

ii

Morgan Stanley

1585 Broadway

New York, New York 10036

February 23, 2007

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2007 annual meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about February 24, 2007. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Morgan Stanley’s fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2006 is December 1, 2005 through November 30, 2006).

Annual meeting information

Date and location.    We will hold the annual meeting on Tuesday, April 10, 2007 at 9:00 a.m., local time, at our offices at 2000 Westchester Avenue, Purchase, New York.

Admission.    Only record or beneficial owners of Morgan Stanley’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Electronic access.    You may listen to the meeting at www.morganstanley.com. Please go to our website prior to the annual meeting to register.

Voting information

Record date.    The record date for the annual meeting is February 9, 2007. You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,064,566,982 shares of common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date present, in person or by proxy, to hold the annual meeting.

Confidential voting.    Our bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the Morgan Stanley 401(k) Plan (401(k) Plan) and the Employee Stock Ownership Plan (ESOP) also is confidential.

Submitting voting instructions for shares held through a broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below.

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Discretionary items.    The election of directors and the ratification of appointment of Morgan Stanley’s independent auditor are “discretionary” items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) Morgan Stanley’s wholly-owned subsidiaries, Morgan Stanley & Co. Incorporated (MS&Co.) and Morgan Stanley DW Inc. (MSDWI), may

vote your shares only in the same proportion as the votes cast by all record holders on the proposal; and (2) all other NYSE member brokers may vote your shares in their discretion.

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Non-discretionary items.    The Company’s proposal to approve the 2007 Equity Incentive Compensation Plan (the Plan) and the shareholder proposals are “non-discretionary” items. Accordingly, absent specific voting instructions from beneficial owners on these proposals, NYSE member brokers, including MS&Co. and MSDWI, may not vote on these proposals.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be counted in determining the outcome of the vote on that matter.

Submitting voting instructions for shares held in your name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting voting instructions for shares held in employee plans.    If you hold shares in, or have been awarded stock units under, certain employee plans, you will receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plan, Employee Stock Purchase Plan (ESPP) and ESOP.    Mellon Bank, N. A. (Mellon), the 401(k) Plan, ESPP and ESOP trustee or custodian, as applicable, must receive your voting instructions for the common stock held on your behalf in these plans on or before April 4, 2007. If Mellon does not receive your voting instructions by that date, it will vote your shares (in the case of the ESOP, together with forfeited shares in the ESOP) in each applicable plan, in the same proportion as the voting instructions that it receives from other plan participants in the applicable plan. On February 9, 2007, there were 124,824 shares in the 401(k) Plan, 5,382,029 shares in the ESPP and 50,261,889 shares in the ESOP.

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Other equity-based plans.    State Street Bank and Trust Company acts as trustee for a trust (Trust) that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before April 4, 2007. If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the United States, in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On February 9, 2007, 98,084,123 shares were held in the Trust in connection with such plans.

Revoking your proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Thomas R. Nides, Secretary, Morgan Stanley, 1585 Broadway, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes required to elect directors. Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by shareholders and the Board accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision within 90 days after the election results are certified.

Votes required to adopt other proposals.    The ratification of Deloitte & Touche’s appointment, the approval of the Plan and the approval of the shareholder proposals each requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

“Abstaining.” You may vote “abstain” for any nominee in the election of directors and on the other proposals. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Item 1—Election of directors

Our Board currently has twelve (12) directors. The entire Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of Morgan Stanley, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Roy J. Bostock (66).     Chairman of The Partnership for a Drug-Free America (since 2002). Chairman of the Committee for Economic Development (2002 to 2005). Chairman of B|Com3 Group, Inc., an advertising and marketing services firm that is now part of the Publicis Groupe S.A. (2000 to 2001). Chairman and Chief Executive Officer, D’Arcy, Masius Benton & Bowles (1990 to 2000).

Director since:    2005

Other directorships:    Northwest Airlines Corporation and Yahoo! Inc.

Erskine B. Bowles (61).    President of the University of North Carolina (since January 2006). Senior advisor (since 2001) and Managing Director (1999 to 2001) of Carousel Capital LLC, a merchant bank. General Partner at the private investment firm of Forstmann Little & Company (1999 to 2001).

Director since:    2005

Other directorships:    General Motors Corporation and Cousins Properties Incorporated

Howard J. Davies (56).    The Director, London School of Economics and Political Science (since September 2003). Chairman of the UK Financial Services Authority (August 1997 to September 2003). Deputy Governor, the Bank of England (September 1995 to August 1997).

Director since:    2004

C. Robert Kidder (62).    Chairman & CEO, 3Stone Advisors LLC, a private investment firm (since August 2006). Principal, Stonehenge Partners, Inc., a private investment firm (April 2004 to July 2006). President (November 2001 to March 2003) of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies. Chairman of the Board (January 1995 to August 2004) and Chief Executive Officer (January 1995 to March 2002) of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company.

Director since:    1993

Other directorships:    Schering-Plough Corporation

John J. Mack (62).    Chairman of the Board and Chief Executive Officer (since June 2005). Chairman of Pequot Capital Management (June 2005). Co-Chief Executive Officer of Credit Suisse Group (January 2003 to June 2004). President, Chief Executive Officer and Director of Credit Suisse First Boston (July 2001 to June 2004). President, Chief Operating Officer and Director of Morgan Stanley (May 1997 to March 2001).

Director since:    2005

Donald T. Nicolaisen (62).    Chief Accountant, Securities and Exchange Commission (September 2003 to November 2005). Partner (1978 to September 2003) of PricewaterhouseCoopers, an accounting firm.

Director since: 2006

Other directorships:    MGIC Investment Corporation, Verizon Communications Inc. and Zurich Financial Services

Charles H. Noski (54).    Corporate Vice President and Chief Financial Officer (December 2003 to March 2005) and Director (November 2002 to May 2005) of Northrop Grumman Corporation. Senior advisor to The Blackstone Group (March 2003 to November 2003). Vice Chairman of the Board (July 2002 to November 2002), Vice Chairman of the Board and Chief Financial Officer (February 2002 to July 2002) and Senior Executive Vice President and Chief Financial Officer (December 1999 to February 2002) of AT&T Corp. President, Chief Operating Officer and Director, Hughes Electronics Corporation (October 1997 to December 1999).

Director since:    2005

Other directorships:    Microsoft Corporation and Air Products and Chemicals, Inc.

Hutham S. Olayan (53).    President, Chief Executive Officer and Director of Olayan America Corporation, the Americas-based arm of The Olayan Group (since 1985). Director of The Olayan Group, a private, multinational enterprise with diversified businesses and investments in the Middle East and globally (since 1981).

Director since:    2006

Charles E. Phillips, Jr. (47).     President and Director (since January 2004) and Executive Vice President, Strategy, Partnerships, and Business Development (May 2003 to January 2004) of Oracle Corporation, a software company. Managing Director, Morgan Stanley (December 1996 to May 2003).

Director since:    2006

Other directorships:    Oracle Corporation and Viacom, Inc.

O. Griffith Sexton (63).     Advisory director of Morgan Stanley (since 1995). Adjunct professor of finance at Columbia Business School (since 1995) and visiting lecturer at Princeton University (since 2000).

Director since:    2005

Other directorships:    Investor AB

Laura D. Tyson (59).     Professor, Walter A. Haas School of Business, University of California at Berkeley (since January 2007). Dean of the London Business School (January 2002 to December 2006). Dean (July 1998 to December 2001) and Class of 1939 Professor in Economics and Business Administration (January 1997 to July 1998) at the Walter A. Haas School of Business, University of California, Berkeley. National Economic Advisor to the President and Chair, President’s National Economic Council (February 1995 to December 1996).

Director since:    1997

Other directorships:    Eastman Kodak Company and AT&T Inc.

Klaus Zumwinkel (63).     Chairman of the Board of Management, Deutsche Post AG, a global corporation comprised of four business divisions, including mail, express (including DHL Worldwide), logistics and financial services (since 1990).

Director since:    2004

Other directorships:    Deutsche Lufthansa AG (Supervisory Board), Deutsche Telekom AG (Chairman, Supervisory Board), Karstadt Quelle AG (Supervisory Board) and Deutsche Postbank AG (Chairman, Supervisory Board)

Our Board recommends a vote “FOR” the election of all twelve (12) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

New director.    The Nominating and Governance Committee recommends director candidates to the full Board after receiving input from all directors. The Committee members, other Board members, and senior management discussed potential candidates during this search process.

The Board elected Mr. Phillips to the Board effective June 22, 2006. Mr. Mack and Ms. Tyson recommended Mr. Phillips as a director candidate to the Nominating and Governance Committee. The Committee members met or spoke with Mr. Phillips to assess him as a director candidate. The Committee unanimously recommended to the full Board that Mr. Phillips be elected as a director. The Board followed the Committee’s recommendation.

Board meetings and committees.    Our Board met 13 times during fiscal 2006. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees include the following:

Committee	Current Members	Primary Responsibilities	# of Meetings
Audit(1)	Charles H. Noski (Chair) Howard J. Davies Donald T. Nicolaisen Charles E. Phillips, Jr.

•  Oversees the integrity of our Company’s consolidated financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements.

•  Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.

•  Oversees the qualifications and independence of the independent auditor and performance of our Company’s internal auditor and independent auditor.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

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Compensation, Management Development and Succession(2)	C. Robert Kidder (Chair) Erskine B. Bowles Donald T. Nicolaisen	• Annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance in light of these goals and objectives. • Determines the compensation of our executive officers and other appropriate officers. • Administers our equity-based compensation plans. • Oversees plans for management development and succession.	9
Nominating and Governance(3)	Laura D. Tyson (Chair) Roy J. Bostock Hutham S. Olayan Klaus Zumwinkel	• Identifies and recommends candidates for election to the Board. • Establishes procedures for its oversight of the evaluation of our Board. • Recommends director compensation and benefits. • Reviews annually our corporate governance policies.	6

(1) The following changes occurred in the membership of the Audit Committee during fiscal 2006. On March 10, 2006, Mr. Noski became Committee Chair, Mr. Kidder concluded service as Committee Chair and Dr. Zumwinkel concluded Committee service. On April 4, 2006, Mr. Kidder concluded Committee service and Mr. Nicolaisen joined the Committee. Mr. Phillips joined the Committee on September 19, 2006.

(2) The following changes occurred in the membership of the Compensation, Management Development and Succession Committee during fiscal 2006. Mr. Kidder became Committee Chair on March 10, 2006. Mr. Bowles joined the Committee on January 1, 2006. Mr. Davies concluded Committee service on April 4, 2006. Mr. Nicolaisen joined the Committee on June 19, 2006.

(3) The following changes occurred in the membership of the Nominating and Governance Committee during fiscal 2006. Dr. Zumwinkel joined the Committee on March 10, 2006. Ms. Olayan joined the Committee on April 4, 2006.

Our Board has adopted a written charter for each of the Audit Committee, Compensation, Management Development and Succession Committee and Nominating and Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at www.morganstanley.com/about/company/governance/index.html.

Lead Director.    Mr. Kidder is currently the Lead Director appointed by the independent directors of the Board. The Lead Director’s duties and authority, set forth in our Corporate Governance Policies, include the authority to call meetings of non-employee directors and independent directors, to facilitate communication between the Chairman and the independent directors, and to be available, if requested by major shareholders, for consultation and direct communication.

Director independence.    The Board has determined that Messrs. Bostock, Bowles, Davies, Kidder, Nicolaisen, Noski, Ms. Olayan, Mr. Phillips, Dr. Tyson and Dr. Zumwinkel are independent in accordance with the Director Independence Standards established under our Corporate Governance Policies (attached as Annex A). Ten (10) of twelve (12) of our current directors are independent. All members of the Audit Committee, the Compensation, Management Development and Succession Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that Messrs. Nicolaisen, Noski and Phillips are “audit committee financial experts” within the meaning of current SEC rules.

In determining Mr. Bostock’s independence, the Board considered, in addition to relationships deemed immaterial under the Company’s categorical standards of director independence, two employment relationships of the Company with family members of Mr. Bostock. In connection with the Company’s acquisition of FrontPoint Partners LLC (FrontPoint) in December 2006, a son-in-law of Mr. Bostock who was employed at FrontPoint and held less than 5% of the equity interests in FrontPoint became a managing director of the Company in the Company’s asset management business. The Board considered that the managing director: received his pro rata share of the merger consideration (including contingent consideration that will become payable in 2008 if certain conditions are satisfied); received a retention payment to induce him to become and remain a Morgan Stanley employee; is not an executive officer of the Company within the meaning of relevant SEC and NYSE rules; and will be awarded compensation in line with his position at Morgan Stanley and in comparison to market standards. Another son-in-law of Mr. Bostock was a summer associate in the Company’s investment banking division during the summer of 2006. The Board considered that this son-in-law was awarded compensation in line with his position at Morgan Stanley and with respect to market standards. The Board also considered that Mr. Bostock has no influence over the asset management business and the investment banking division other than that possessed by any other Morgan Stanley non-employee director. The Board determined, consistent with NYSE rules and based upon the facts and circumstances, that both relationships are immaterial to Mr. Bostock’s independence.

Non-employee director meetings.    The Company’s Corporate Governance Policies provide that non-employee directors meet in executive sessions and that the Lead Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive session and the Lead Director will preside over these executive sessions.

Director compensation.    The Company pays non-employee directors promptly after the annual meeting of shareholders for the annual period beginning at the annual meeting of shareholders and concluding at the subsequent annual meeting of shareholders. Employee directors receive no compensation for Board service. Effective July 6, 2006, the Board, based upon the recommendation of the Nominating and Governance Committee, revised non-employee director equity awards and retainers.

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Retainers.    Retainers are prorated when a director joins the Board at a time other than at the annual meeting of shareholders. Prior to July 6, 2006, non-employee directors received the following annual retainers for their Board service.

Retainer
Board member	$75,000
Committee chair	$15,000
Committee member	$7,500

Effective July 6, 2006, non-employee directors receive the following annual retainers for their Board service.

Retainer
Board member	$75,000
Audit Committee chair	$30,000
Audit Committee member	$15,000
Compensation, Management Development and Succession Committee and Nominating and Governance Committee chairs	$20,000
Compensation, Management Development and Succession Committee and Nominating and Governance Committee members	$10,000
Lead Director	$30,000

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Directors’ Equity Capital Accumulation Plan (DECAP).    Prior to July 6, 2006, non-employee directors received 4,000 shares of common stock when elected a director and annually thereafter while a director. Effective July 6, 2006: (1) the dollar value of the equity award that a director receives in connection with his or her initial election as a director and annually thereafter while a director is $250,000 per award; (2) directors must hold 50% of each such equity award in the form of stock units, payable in common stock after the director’s retirement from the Board; and (3) the remaining 50% of each such equity award will be made in shares of common stock, payable immediately. These changes are designed to align further the interests of non-employee directors and shareholders.

DECAP also provides that the non-employee directors may elect to (i) receive all or a portion of their retainers, on a current or deferred basis, in cash or shares of common stock and (ii) defer receipt of common stock grants. Directors receive interest credits on amounts held in deferred cash accounts and dividend equivalents on stock units.

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Other benefits.    Morgan Stanley offers to match certain charitable gifts by non-employee directors up to $2,000 per year. During fiscal 2006, the Company did not match any charitable gift for any non-employee director.

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Advisory director.    Mr. Sexton has been an advisory director since 1995 and was a full-time Company employee prior to becoming an advisory director. Until his election to the Board in September 2005, the Company provided Mr. Sexton with cash payments, Company-subsidized medical and dental insurance, administrative support and office space. Since his election in September 2005, Mr. Sexton has not received cash payments and he pays for his medical and dental insurance provided through the Company.

•	Consulting Agreements. The Corporate Governance Policies provide that the Company should not enter into paid consulting agreements with non-employee directors.

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Non-employee director compensation table.    The following table contains information with respect to the compensation (including deferred compensation) of the non-employee directors during fiscal 2006 with respect to their Board service.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Roy J. Bostock	84,375	257,080(3)	341,455
Erskine B. Bowles	111,250(4)	484,040(5)	595,290
Howard J. Davies	88,125	257,080(3)	345,205
C. Robert Kidder	120,000	257,080(3)	377,080
Donald T. Nicolaisen	95,625	257,080(3)	352,705
Charles H. Noski	101,250	257,080(3)	358,330
Hutham S. Olayan	84,375	257,080(3)	341,455
Charles E. Phillips, Jr.	63,750(6)	252,840(7)	316,590
O. Griffith Sexton	75,000	257,080(3)	332,080
Laura D. Tyson	93,750	257,080(3)	350,830
Klaus Zumwinkel	84,375	257,080(3)	341,455

(1) Includes amounts the director elected under DECAP to allocate to the deferred cash account or to receive in the form of stock units. Reflects annual retainers for Board, committee and Lead Director service paid on or after the date of the 2006 annual meeting of shareholders and prorated amounts reflecting the changes in retainer fees approved effective July 6, 2006 and discussed on page 8.

(2) Includes amounts the director elected under DECAP to receive in the form of stock units.

(3) Value of 4,000 shares of common stock granted on April 4, 2006 with respect to the director’s election at the 2006 annual shareholders meeting. The value is calculated using $64.27, the closing price of the common stock on the grant date.

(4) Mr. Bowles was elected to the Board as of December 2, 2005 and appointed to the Compensation, Management Development and Succession Committee as of January 1, 2006. His compensation reflects prorated amounts for the portion of the 2005-2006 annual service period during which he served as a director and member of the Committee.

(5) Value of 4,000 shares of common stock granted on January 1, 2006 with respect to Mr. Bowles’ election to the Board in December 2005 and 4,000 shares of common stock granted on April 4, 2006 with respect to Mr. Bowles’ election at the 2006 annual shareholders meeting. The values are calculated using $56.74, the closing price of the common stock on December 30, 2005, and $64.27, the closing price of the common stock on April 4, 2006.

(6) Mr. Phillips was elected to the Board as of June 22, 2006 and appointed to the Audit Committee as of September 19, 2006. His compensation reflects prorated amounts for the period from his election to the Board and appointment to the Committee until the 2007 annual meeting of shareholders.

(7) Value of 4,000 shares of common stock granted on July 1, 2006 with respect to Mr. Phillips’ election to the Board. The value is calculated using $63.21, the closing price of common stock on June 30, 2006.

Director attendance at annual meetings.    The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All nine (9) incumbent directors, and the two additional nominees standing for election, attended the 2006 annual meeting of shareholders.

Corporate governance

Morgan Stanley has a corporate governance webpage at the “Company Information” link under the “About Morgan Stanley” link at www.morganstanley.com (www.morganstanley.com/about/company/governance/index.html).

The Board has taken the following steps designed to enhance the Company’s corporate governance since the last annual meeting of shareholders:

•	Majority voting in director elections. The Board adopted a majority vote standard for uncontested director elections. The standard is discussed under Votes required to elect directors on page 2.

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Director compensation.    The Board approved changes to non-employee director equity awards and retainers, as discussed under Director compensation on page 8. Directors must hold 50% of the equity awards they receive in the form of stock units, payable in common stock, until they retire from the Board.

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Compensation consultant.    In fiscal 2007, the Compensation, Management Development and Succession Committee decided to retain a new independent compensation consultant that does not currently provide any compensation consulting services to the Company. Going forward, any engagement by the Company of the Committee’s consultant must be approved by the Committee and the Committee must pre-approve any engagement of the consultant by the Company for services with fees to exceed $25,000.

•	CEO compensation. The Chairman and CEO received year-end incentive compensation consisting solely of equity-based awards for the second consecutive year.

At the 2006 annual shareholders meeting, shareholders approved the following Company-sponsored proposals:

•	Accelerate the declassification of the Board so that all directors currently are elected annually;

•	Eliminate the provision in the Certificate of Incorporation requiring plurality voting for directors; and

•	Eliminate nearly all supermajority vote requirements in the Certificate of Incorporation.

Over the past two years, the Board has taken other steps designed to enhance the Company’s corporate governance:

•	Amended the bylaws so that a supermajority Board vote no longer is required to remove the Chairman and Chief Executive Officer.

•	Established a Lead Director position. Mr. Kidder is currently the Lead Director. The Lead Director position is discussed under Lead Director on page 7.

•	Reshaped substantially the Board through the election of seven new non-employee directors, as well as a new Chairman, and the resignation from the Board of six non-employee directors.

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Amended our Corporate Governance Policies to oppose the future grant of restoration option rights, which entitle option holders to receive “reload” options without payment of additional consideration upon exercise of existing options.

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Allowed Morgan Stanley’s shareholder rights plan to expire without renewal and adopted a policy under which the Board will seek shareholder approval for any new rights plan, unless the Board, in the exercise of its fiduciary duties, determines it would not be in the best interest of shareholders to do so. If a rights plan is adopted without first submitting it to a shareholder vote, the rights plan will be submitted to a shareholder vote within 12 months of adoption.

•	Broadened the Compensation, Management Development and Succession Committee’s charter to include oversight of plans for management development and succession.

•	Amended our Corporate Governance Policies to favor the periodic rotation of Board committee assignments and chairs.

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Amended our Corporate Governance Policies to expressly provide that, in considering director candidates, the Board will take into account the diversity of a candidate’s perspectives, background and other demographics.

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct, Board Committee charters, Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors, Policy regarding Director Candidates Recommended by Shareholders, Policy Regarding Corporate Political Contributions, Policy Regarding Shareholder Rights Plan, information regarding the Integrity Hotline and the Management Committee Equity Ownership Commitment are available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html and are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Our Director Independence Standards are also attached as Annex A.

Beneficial ownership of Company common stock

Stock ownership of directors and executive officers.    We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. All Management Committee members, including the executive officers named in the Summary compensation table on page 25 (Named Executive Officers or NEOs), are subject to an Equity Ownership Commitment that requires Management Committee members to retain 75% of common stock and equity awards (net of tax and exercise price) held at the time they join the Management Committee and subsequently awarded until they leave the Company. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance. Management Committee members also may not engage in hedging strategies or sell short or trade derivatives involving Morgan Stanley securities while employed by the Company.

The following table sets forth the beneficial ownership of common stock, as of January 8, 2007, by each of our current directors and NEOs, and by all our current directors and current executive officers as a group.

	Common Stock Beneficially Owned as of January 8, 2007

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable within 60 days(3)	Total(4)
NAMED EXECUTIVE OFFICERS
John J. Mack	1,588,084	1,163,742	1,008,899	3,760,725
Zoe Cruz	173,099	1,290,876	651,252	2,115,227
Jerker Johansson	48,039	447,811	332,792	828,642
Robert W. Scully	80,716	449,632	539,909	1,070,257
Neal A. Shear	80,314	853,573	608,987	1,542,874

DIRECTORS
Roy J. Bostock	18,695	8,133	0	26,828
Erskine B. Bowles	0	9,919	0	9,919
Howard J. Davies	2,000	8,175	6,000	16,175
C. Robert Kidder	43,500	19,957	68,087	131,544
Donald T. Nicolaisen	0	4,047	0	4,047
Charles H. Noski	0	10,508	0	10,508
Hutham S. Olayan	0	5,376	0	5,376
Charles E. Phillips, Jr.	4,434	2,015	23,065	29,514
O. Griffith Sexton	633,328	10,023	0	643,351
Laura D. Tyson	10,758	8,601	59,796	79,155
Klaus Zumwinkel	12,000	0	12,000	24,000
All current directors and current executive officers as a group (18 persons)	2,748,737	4,329,576	2,438,821	9,517,134

(1) Each current director, NEO and current executive officer has sole voting and investment power with respect to these shares.

(2) Shares of common stock held in the Trust corresponding to stock units. Directors and executive officers may direct the voting of the shares corresponding to their stock units. Voting by executive officers is subject to the provisions of the Trust described on page 2.

(3) See aggregated option exercises in last fiscal year and fiscal year-end option values on page 28 for information regarding option valuation for the NEOs.

(4) Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All current executive officers and directors as a group beneficially owned less than 1% of the common stock outstanding.

Principal shareholders.    The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
State Street Bank and Trust Company (State Street)(2) 225 Franklin Street, Boston, MA 02110	127,887,564	12.01%

Barclays Global Investors, N.A., and other reporting entities (Barclays)(3) 45 Fremont Street, San Francisco, CA 94105	64,442,639	6.05%

(1) Percentages calculated based upon common stock outstanding as of February 9, 2007 and holdings of common stock set forth in the Schedule 13G Information Statements described in notes 2-3 below. These Information Statements state that State Street and Barclays beneficially owned 12.1% and 6.15%, respectively, of our common stock on December 31, 2006.

(2) Based on a Schedule 13G Information Statement filed February 12, 2007 by State Street, acting in various fiduciary capacities. The Schedule 13G discloses that State Street had sole voting power as to 47,230,411 shares, shared voting power as to 80,657,153 shares and shared dispositive power as to 127,887,564 shares; that shares held by State Street on behalf of the Trust and a Company-sponsored equity-based compensation program amounted to 7.6% of the common stock as of December 31, 2006; and that State Street disclaimed beneficial ownership of all shares reported therein.

(3) Based on a Schedule 13G Information Statement filed January 23, 2007 (dated January 31, 2007) by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, and Barclay’s Global Investors Japan Limited. In the Schedule 13G, the reporting entities do not affirm the existence of a group. The Schedule 13G discloses that the reporting entities, taken as a whole, had sole voting power as to 56,284,434 shares and sole dispositive power as to 64,442,639 shares and did not have shared power as to any shares.

Executive compensation

Compensation, Management Development and Succession Committee report on executive compensation.

Objectives of executive compensation program.    Morgan Stanley’s executive compensation program, under the direction of the Compensation, Management Development and Succession Committee of the Board, is designed to achieve three objectives:

•

Attract, motivate and retain talent.    The Company operates in an intensely competitive environment, and believes its success is closely correlated with the retention of highly talented employees and a strong management team. Morgan Stanley’s employees are the key to differentiating the Company in the marketplace and a competitive compensation program is essential to the Company’s long-term success. Morgan Stanley competes in businesses, primarily its securities business, where competition for talent is intense, and its key personnel at many levels are subject to recruiting from traditional securities competitors and other related businesses such as hedge funds and private equity firms.

•

Link pay to performance.    As discussed more fully below, a cornerstone of Morgan Stanley’s compensation philosophy is the close link between executive pay and the overall performance of the Company on both a short-term and long-term basis. Pay levels should be determined based on Company, business unit and individual performance both on an absolute basis (against quantitative and qualitative performance priorities set at the beginning of the year) and on a relative basis (by comparing the Company’s performance on the same measures to that of its key competitors).

•

Align executive interests with shareholder interests.    In order to align the interests of executives with Morgan Stanley shareholders, we deliver a significant amount of year-end incentive compensation (annual bonus) in the form of equity awards subject to vesting requirements. For fiscal 2006, these awards consisted of restricted stock units (RSUs) and stock options. For fiscal 2006, the CEO received 100% of his year-end incentive compensation in the form of Morgan Stanley equity awards. All other NEOs received approximately 65% of their year-end incentive compensation in the form of Morgan Stanley equity awards, and the other Management Committee members received on average 60% of their year-end incentive compensation in the form of Morgan Stanley equity awards. Furthermore, all Management Committee members are subject to an Equity Ownership Commitment that requires Management Committee members to retain 75% of common stock and equity awards (net of tax and exercise price) held at the time they join the Management Committee and subsequently awarded until they leave the Company. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

Compensation governance.    The Committee is composed solely of independent members of the Board and operates under a written charter adopted by the Board. We are responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and other NEOs, and administering the Company’s equity plans (including reviewing and approving equity grants to executive officers).

We follow procedures intended to ensure excellence in compensation governance, including:

•	Meeting on a regular basis throughout the year, and reporting on Committee meetings to the full Board. The Committee met nine times during fiscal 2006.

•

Selecting and retaining a compensation consultant to advise on executive compensation issues. Hewitt Associates, retained by the Committee in 2005, continued to advise the Committee on executive compensation issues during fiscal 2006. In fiscal 2007, the Committee decided to retain a new independent compensation consultant that does not currently provide any compensation consulting services to the Company. The Committee has not yet retained its new consultant. Going forward, any engagement by the Company of the Committee’s consultant must be approved by the Committee and the Committee must pre-approve any engagement of the consultant by the Company for services with fees to exceed $25,000.

•	Evaluating executive performance in light of progress towards the achievement of performance priorities and strategic goals set at the beginning of the year.

•	Granting year-end equity awards after our review of Company, business unit and individual performance for the fiscal year.

•	Reviewing and assessing annually our charter and, if appropriate, recommending changes to the charter to the Board for approval.

•	Reviewing and assessing annually the Committee’s performance and reporting the results to the Board.

•	Enhancing the transparency of compensation objectives and actions.

The Board has also taken steps to enhance our ability to effectively carry out our responsibilities, including:

•

Adopting a policy favoring periodic rotation of Board committee assignments and chairs. In fiscal 2006, Mr. Kidder was named Committee chair, Mr. Davies concluded his service on the Committee and Messrs. Bowles and Nicolaisen joined the Committee.

•	Broadening the Committee’s charter to include oversight of plans for management development and succession.

Measuring fiscal 2006 performance.    We base executive incentive compensation decisions primarily upon progress towards the achievement of Company-wide performance priorities and execution against Company-wide and business-specific strategic goals. As described below, these priorities and goals are both qualitative and quantitative. Because of the volatility of several of the Company’s key businesses, we believe it is critical to evaluate performance both on an absolute basis (against financial and other measures established at the beginning of the year) and on a relative basis (by comparing the Company’s performance on these same measures to that of its key competitors). We consider competitive comparisons because favorable or unfavorable market conditions that unfold during the year may render the performance priorities established at the beginning of the year less meaningful as measures of the Company’s performance. Because the Company’s performance is heavily influenced by market conditions, our performance versus competitors’ performance is a more significant factor in our compensation decisions than our performance against predetermined goals.

Performance priorities.    At the beginning of fiscal 2006, the Board established performance priorities (on an absolute basis and as compared to key competitors, as applicable) in three key areas for the Company: financial performance; client and product development; and talent management. Our compensation decisions factored in progress made during the year toward the achievement of the following performance priorities.

•	Financial performance. The Board established performance benchmarks based on the following criteria:

•	Growth in net revenues;

•	Relative returns, as measured by return on equity (ROE) from continuing operations;

•	Profitability, as measured by profit before taxes (PBT) and PBT margin;

•

Improved revenue and earnings growth relative to our Core Competitors (Bank of America, Bear Stearns, Citigroup, Credit Suisse Group, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Lehman Brothers, Merrill Lynch and UBS) and Investment Banks (Bear Stearns, Goldman Sachs, Lehman Brothers and Merrill Lynch); and

•	Improved stock price growth, price to earnings ratio and price to book value ratio, as measured relative to our Core Competitors.

•

Client and product development.    The Board set goals for development in key areas critical to the Company’s strategic plan for each of its primary business units. These included, among others: in Institutional Securities, client development, as measured by market share data in global mergers and acquisitions, equity and fixed income underwriting and secondary market trading; in Global Wealth Management, client segmentation (such as growth in assets held by accounts with over $1 million in assets) and the delivery of financial products (such as the bank deposit program); in Asset Management, achievement of growth in target areas (such as alternative assets); and in Discover, improving performance of key metrics (such as transaction volume for the Discover Card).

•

Talent management.    The Board places great importance on the successful recruitment, retention, training and development of key talent – and monitors the Company’s progress against these key talent management objectives. The factors the Committee used to assess this progress were, among others: establishment and continued development of management succession planning; improved employee diversity and programs for minorities and female employees; and reducing the rate of regretted voluntary departures by Managing Directors versus 2005 levels.

Strategic goals.    Our compensation decisions also factored in progress made during the year in executing against the Company’s long-term strategic plan, which was laid out by management in November 2005. The goals of that plan include accomplishing the following:

•	Double pretax profits within five years;

•	Meet or exceed industry growth rates; and

•	Achieve a five percentage point improvement in pretax profit margin.

This plan is based upon several core strategic principles, including:

•	Leveraging Morgan Stanley’s global scale and franchise, and improving integration across businesses;

•	Striking a better balance between principal and customer activity;

•	Investing to optimize growth opportunities and achieve best-in-class status across all businesses;

•	Aggressively pursuing new opportunities, including “bolt-on” acquisitions; and

•	Creating a cohesive “One-Firm” culture.

We believe the successful execution of this strategic plan will improve performance and benefit shareholders over the long term. Therefore, when evaluating the Company’s performance, we considered carefully both the progress the Company has made to date in executing this plan as well as its success in achieving financial and other performance priorities.

Other information factored into Management Committee compensation decisions for fiscal 2006.    In addition to reviewing the Company’s financial performance and progress towards its strategic goals, we factored the following into our determination of compensation for members of the Management Committee.

•

Market compensation data.    As discussed above, a competitive executive compensation program that attracts and retains a highly talented management team is critical to the Company’s long-term success. In determining the compensation of Management Committee members, we considered historical and projected compensation data and performance indicators of the Company’s key competitors, including, but not limited to, our Core Competitors. We also reviewed the compensation of the Company’s CEO – both the amount of total compensation and the percentage of equity – against the fiscal 2005 and projected fiscal 2006 compensation of seven Core Competitors’ CEOs (Bank of America, Bear Stearns, Citigroup, Goldman Sachs, JPMorgan Chase, Lehman Brothers and Merrill Lynch). We did not, however, benchmark the CEO’s compensation versus this group, or attempt to rank what the CEO should be paid versus such competitors’ CEOs.

•

Pay equity data.    We reviewed the relative differences between the compensation of the CEO, the other NEOs and the other Management Committee members as compared to similar differences within our Core Competitors and other key competitors (based on publicly available information). We also reviewed Management Committee member compensation relative to that of the Company’s senior Managing Directors to ensure appropriate internal relationships were achieved. We considered appropriate relative compensation levels (both internally and externally) in the context of an evaluation of the Company’s, the relevant business unit’s, and the relevant individual’s results on a comparative basis.

•

Input and recommendations on compensation.    We received year-end incentive compensation recommendations from the CEO for the other Management Committee members. After considering the CEO’s recommendations, we determined the awards for the Management Committee members. We also considered input from Hewitt Associates on the competitive environment with respect to CEO compensation, but Hewitt Associates did not make any recommendation on the CEO’s compensation.

•

Tax deductibility under Section 162(m) of the Internal Revenue Code.    Our policy is to maximize the tax deductibility of compensation paid to Management Committee members under Section 162(m) of the Internal Revenue Code and the regulations thereunder (Section 162(m)). Our shareholders have approved a performance formula that is designed and administered to qualify compensation awarded thereunder as “performance-based.”

Levels and mix of compensation.    In furtherance of our compensation objectives, we design total executive compensation packages that we believe will best create retention incentives, link pay to performance and align the interests of executives and shareholders. Total compensation for Management Committee members (excluding employee health and welfare benefits) consists of a combination of the following three components:

1.	Base salary: Consistent with the Company’s overall compensation philosophy, all Management Committee members receive a small percentage of their compensation in the form of base salary. Base salaries reflect individual experience, responsibilities and tenure. We annually review and determine the base salaries of the CEO and the other Management Committee members. Base salaries for Management Committee members are generally in the range of median base salaries paid by our Core Competitors and other key competitors to executives with comparable duties and responsibilities.

2.	Incentive compensation: Management Committee members receive the majority of their compensation in the form of performance-based year-end incentive compensation. Year-end incentive compensation constituted approximately 97% of total Management Committee annual compensation for fiscal 2006.

For several years, the Committee has determined year-end incentive compensation for the Management Committee members and made year-end equity awards to the Management Committee members after fiscal year-end, typically in the second week of December. This schedule coincides with the time when year-end financial results are available and nearly finalized and the Committee can evaluate the Company’s performance against the Company’s performance priorities and strategic goals. We granted fiscal 2006 year-end incentive compensation to the Management Committee members in December, after the end of the fiscal year and after our review of Company and individual performance for fiscal 2006.

We deliver a significant amount of Management Committee members’ year-end incentive compensation in the form of Morgan Stanley equity awards that are designed to link the members’ wealth accumulation directly to the Company’s stock price performance and, therefore, encourage members to think and act like owners of the Company. The cancellation provisions of the year-end equity awards granted to Management Committee members (described below) are designed to act as a retention device, and the vesting and delivery schedules of our year-end equity awards (also described below) are designed to provide a strong incentive to Management Committee members to increase shareholder value long after they performed the services in the year for which the equity awards were granted. Management Committee members also are subject to the Equity Ownership Commitment described above and may not engage in hedging strategies or sell short or trade derivatives involving Morgan Stanley securities while employed by the Company.

For fiscal 2006, the CEO received 100% of his year-end incentive compensation in the form of Morgan Stanley equity awards. Every other NEO received approximately 65% of his or her year-end incentive compensation in the form of Morgan Stanley equity awards. Each other Management Committee member received on average 60% of his or her year-end incentive compensation in the form of Morgan Stanley equity awards. We reviewed the percentage of year-end incentive compensation awarded in the form of equity awards to the named executive officers of the Investment Banks and other key competitors in prior years. For all Management Committee members, we awarded approximately 90% of the equity award in the form of RSUs and the remainder of the award in the form of stock options. The total number of RSUs awarded to each Management Committee member was calculated by dividing the portion of the year-end incentive compensation to be paid in the form of RSUs by the volume weighted average price of the Company’s common stock on the grant date. The number of stock options granted was calculated by dividing the portion of the year-end incentive compensation to be paid in the form of stock options by the Black-Scholes value of the stock options, consistent with SFAS No. 123R, “Share-Based Payment” (SFAS No. 123R), as of the grant date. Stock options were granted with an exercise price equal to the closing price of the Company’s common stock on the grant date.

In recent years, Morgan Stanley stock option and RSU awards have vested and become exercisable 50% approximately two years after grant and the remaining 50% approximately three years after grant. RSUs have converted to shares, and shares acquired upon exercise of stock options have become freely transferable, approximately five years after grant. For fiscal 2006 year-end awards, we modified the share delivery date for RSUs and the date after which shares acquired upon exercise of stock options become freely transferable to bring them in line with the final vesting date (approximately three years after grant). This time period is generally consistent with the market practice of several of our Core Competitors, which generally do not provide for delivery of shares or lapse of transfer restrictions on option shares on dates later than the final vesting date. The vesting schedule for fiscal 2006 year-end stock option and RSU awards remained unchanged from recent years.

Management Committee members are retirement-eligible for purposes of their fiscal 2006 year-end equity awards and, therefore, fiscal 2006 year-end stock options and RSUs granted to Management Committee members vest and become exercisable upon a voluntary or involuntary termination of employment not involving violation of any cancellation provision described below. Fiscal 2006 year-end stock options (and shares resulting from option exercises) and RSUs granted to Management Committee members are subject to cancellation if the Management Committee member voluntarily terminates employment and engages in competitive activity and for other reasons, such as termination for cause, disclosure of proprietary information and solicitation of employees or clients. We believe the cancellation provisions of the equity awards protect Morgan Stanley’s interests by, among other things, providing a strong disincentive for Management Committee members to leave the Company to compete, promoting the protection of confidential business information and maintaining the Company’s customer and employee relationships worldwide. Tables on pages 21 and 23 of this proxy statement list the dollar value of equity awards previously granted that would be available to the CEO and other NEOs upon a voluntary termination not involving violation of any cancellation provision and upon a “for cause” termination.

The Company’s fiscal 2006 year-end equity awards to Management Committee members also contain a change in control provision under which vesting is accelerated and a more stringent change in ownership provision, which, if triggered, would result in conversion of RSUs and lapse of transfer restrictions on shares acquired upon exercise of stock options. Because Management Committee members are retirement-eligible for purposes of their fiscal 2006 year-end equity awards (as described above), the Company expensed (consistent with SFAS No. 123R) during fiscal 2006 the entire value of Management Committee fiscal 2006 year-end equity awards and, therefore, would not recognize additional compensation expense with respect to these awards upon a change in control or change in ownership or upon the Management Committee member’s termination of employment.

3.	Other compensation: In addition to base salaries and year-end incentive compensation, the Company provides Management Committee members with certain other benefits to assist the Company in remaining competitive in the marketplace and to encourage Management Committee members to remain with the Company.

All Management Committee members are eligible to participate in Company-sponsored retirement and savings plans (pension and/or defined contribution), and U.S.-benefits-eligible members are potentially eligible to participate in other post-retirement programs, such as retiree medical, on the same basis as other similarly-situated employees. Company contributions to defined contribution plans for the NEOs are disclosed in the All Other Compensation column in the Summary compensation table on page 25. The text under Defined benefit pension plans beginning on page 29 discusses all of the defined benefit pension arrangements for the NEOs.

The Company offers certain Management Committee members, including the CEO, the use of a Company car for personal travel. For security reasons, the Company’s Board-approved policy directs the CEO to use Company aircraft for all travel, including personal travel. The value of such personal air travel in fiscal 2006, $321,848, is disclosed in the Other Annual Compensation column in the Summary compensation table on page 25.

Determining Management Committee incentive compensation for fiscal 2006.    We determined the fiscal 2006 cash incentive compensation and equity incentive compensation awards for each Management Committee member based on our assessment of his or her performance, analyzed as discussed above, and after considering all of the factors discussed above.

CEO compensation.    As reflected in its financial results, the Company made substantial progress toward the achievement of its performance priorities and strategic goals during fiscal 2006. As Chairman and CEO, Mr. Mack was instrumental in leading and overseeing these significant achievements. In particular, we took note of the following Company accomplishments this year:

•

Significantly improved financial performance, both on an absolute basis and compared with Core Competitors:    Revenues, net income and earnings per share were all at record levels for fiscal 2006. Net income from continuing operations was $7.5 billion, an increase of 44% from fiscal 2005. Net revenues increased to $33.9 billion, up 26% from last year. The annualized return on average common equity from continuing operations for the year was 23.6%, compared with 19.0% in fiscal 2005. The year’s pretax margin was 32.5%, compared with 27.5% in fiscal 2005. As indicated in the table below, the Company significantly improved on relative revenue and earnings growth and other key measures as measured by relative performance against our Core Competitors.

•

Substantially increased shareholder value:    Morgan Stanley’s stock price increased 36% during fiscal 2006, and appreciated an additional 7% from November 30, 2006 to December 19, 2006, the date Morgan Stanley announced its record fourth quarter and annual earnings. The increase in stock price from November 30, 2005 to December 19, 2006 represents a total of $26 billion in shareholder wealth created. The percentage growth in Morgan Stanley’s stock price during fiscal 2006 also outpaced the stock performance of eight of the Firm’s ten Core Competitors during the same period.

The following table summarizes the Company’s performance on its key financial performance priorities established early in fiscal 2006. The Committee considered the Company’s performance as measured by absolute performance against fiscal 2005 performance and by relative performance against competitors.

Metric	Measurement	Fiscal 2005 Level	Fiscal 2006 Level
Growth	Growth in net revenues	12.9%	26.0%
Relative Returns	ROE from continuing operations	19.0%	23.6%
Profitability	PBT Margin	27.5%	32.5%
Relative Revenue and Earnings Growth
Revenue	Core Competitors(1)	5 of 11 (2005 vs. 2004)	2 of 11(3)
	Investment Banks(2)	4 of 5 (2005 vs. 2004)	2 of 5(3)
Net Income	Core Competitors(1)	8 of 11 (2005 vs. 2004)	3 of 11(3)
	Investment Banks(2)	4 of 5 (2005 vs. 2004)	2 of 5(3)
Relative Stock Price Growth	Core Competitors(1)	8 of 11	3 of 11(4)
Price/Earnings Ratio	Core Competitors(1)	7 of 11	5 of 11(4)
Price/Book Ratio	Core Competitors(1)	5 of 11	3 of 11(4)

(1) Bank of America, Bear Stearns, Citigroup, Credit Suisse Group, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Lehman Brothers, Merrill Lynch and UBS.

(2) Bear Stearns, Goldman Sachs, Lehman Brothers and Merrill Lynch.

(3) Third quarter 2006 year-to-date compared to third quarter 2005 year-to-date. All but Bear Stearns, Goldman Sachs and Lehman Brothers report their financial results on a calendar year basis and fourth quarter results were not available when determining Mr. Mack’s compensation.

(4) For the period December 1, 2005 to November 30, 2006.

In short, the Company’s financial performance was excellent, both on an absolute basis and compared to its Core Competitors.

•

Enhanced risk taking and expanded principal investing activities:    Morgan Stanley increased risk taking in fiscal 2006 in a disciplined and balanced way. Trading results improved throughout fiscal 2006, contributing to a 72% increase in Institutional Securities profit before tax for the year. The Company put a new principal investing team in place that analyzed more than 200 investment opportunities since its launch. Out of $2.5 billion allocated to the principal investing initiative, $1.8 billion had been invested by fiscal year end.

•

Reinforced leadership position in Institutional Securities:    The Company’s core Institutional Securities business delivered record results for fiscal 2006, with net revenues of $21.6 billion, up 38% from last year, and income before taxes of $8.2 billion, up 72%. The pretax margin in Institutional Securities for the year was 38%, compared with 30% in 2005, and the full-year return on average common equity was 31%, up from 24% in the prior year. The Company added new senior talent in investment banking, equity derivatives, leveraged finance and emerging markets, among other areas; expanded its presence in the Middle East, Asia and Russia; and achieved record results for the third consecutive year in Prime Brokerage while rolling out multi-asset class products. Institutional Securities also began to integrate its Equity and Fixed Income divisions; enhanced its equity derivatives platform; and completed “bolt-on” acquisitions in key businesses, including TransMontaigne and Heidmar in the commodities business and Saxon Capital and Advantage Home Loans in the residential mortgage business.

•

Improved performance in Global Wealth Management business:    Under new management, Global Wealth Management began to show signs of improvement. The organization was streamlined, industry veterans filled key management posts, the training and hiring processes were redesigned, and key producers joined the Company, reversing an outflow of talent in past years. The progress and investments made across this business led to improved performance in fiscal 2006, as Global Wealth Management achieved its highest annual revenues in six years; annualized average financial advisor production reached a new high of $643,000 for fiscal 2006; and accounts in the $1 million and up range – seen as the most desirable segment of the business – represented 69% of the total at fiscal year end, up from 61% the previous year.

•

Executed against strategy in Asset Management business:    The Company put in place a new management team that developed a multi-year plan to build an industry-leading asset management franchise over the next three to five years. During fiscal 2006, priority initiatives included increasing the number of new product introductions (58 in fiscal 2006 compared with 11 in fiscal 2005), broadening the range and depth of talent through new hires from inside and outside the Company, recruiting investing teams with expertise in key areas, launching a private equity initiative and building out capabilities in alternative investments through the acquisitions of FrontPoint Partners and Oxhead Capital Management and the purchase of minority stakes in Avenue Capital and Lansdowne Partners.

•

Strengthened and grew Discover business:    Discover had a record year in fiscal 2006 – with pretax profit up 72% from last year—and made significant progress in executing against its critical growth initiatives. Among other things, Discover has boosted domestic acceptance of its card, explored new opportunities in the payments business and strengthened its international presence. Domestically, Discover invested to increase acceptance, card-member acquisition and usage, signing agreements with merchant acquirers like First Data, Global Payments and RBS Lynk to boost acceptance of the Discover Card among small and mid-sized merchants. Discover continued laying the foundation for growth in its expanding payments business with new products such as signature debit. Discover also made significant progress in growing its international presence with the acquisition of the Goldfish and Liverpool Victoria credit card businesses in the U.K. as well as the formation of strategic partnerships with JCB in Japan and Credomatic in Central America.

•

Revamped talent management processes while enhancing communications and boosting morale Company-wide:    The Company strengthened its management team considerably through the promotion of experienced leaders from within the Company and the addition of senior talent from outside Morgan Stanley, including an 85% increase in Managing Directors and Executive Directors attracted to the Company this year as compared to fiscal 2005. The Company launched an innovative talent management initiative, including the appointment of a Chief Talent Officer, a new performance evaluation process and a streamlined, centralized approach to recruiting.

At our November 2006 meeting, we reviewed the Company’s and Mr. Mack’s accomplishments in fiscal 2006 and discussed compensation for Mr. Mack. Based on these accomplishments and the other factors discussed above (such as market compensation data and pay equity data), and after discussion with the other non-employee directors, we approved Mr. Mack’s compensation relating to fiscal 2006 at our December 2006 meeting.

The following table summarizes Mr. Mack’s compensation and benefits relating to fiscal 2006.

Cash compensation:
Base salary	$800,000
Cash bonus	$—	(1)
Year-end incentive equity award:
Restricted stock units	$36,179,980	(2)
Stock options	$4,019,945	(3)
Retirement benefits:
Value of incremental defined benefit pension accrual during fiscal 2006	$67,963
401(k) Plan Company match	$6,100
Other annual compensation as reported in the summary compensation table:
Personal use of Company-provided aircraft (Board policy directs Mr. Mack to use the corporate aircraft for business and personal travel)	$321,848
Other compensation	$15,447

Total	$41,411,283

(1) 100% of year-end incentive compensation was paid in the form of equity awards.

(2) Valued using $78.3420, the volume weighted average price of Morgan Stanley common stock on the grant date, December 12, 2006.

(3) Valued using $22.4647, the Black-Scholes value of the stock options, consistent with SFAS No. 123R, on the grant date, December 12, 2006.

The following table lists the dollar value (as of November 30, 2006) of equity awards previously granted and balances under voluntary deferred compensation plans, the 401(k) Plan, the ESOP, the ESPP and pension plans that would be available to Mr. Mack if his employment terminates with the Company on or before November 30, 2007 either in a voluntary termination not involving violation of any cancellation provision or “for cause.” All equity awards granted to Mr. Mack have been previously disclosed and are reflected on SEC Forms 3 and 4 that are on file with the SEC. Stock-based compensation expense, if any, associated with these equity awards has been fully recognized under U.S. generally accepted accounting principles in the Company’s financial statements in fiscal 2006 and prior years and, therefore, delivery of these awards would result in no incremental stock-based compensation expense to the Company. Mr. Mack’s employment agreement does not entitle him to receive any guaranteed cash severance upon his termination of employment by the Company or his resignation. Mr. Mack’s employment agreement is described under the caption Employment agreement beginning on page 24.

	Voluntary	“For Cause”
Equity Awards Previously Granted(1), (2), (3)	$110,739,897	$37,103,551	(4)
Other Plan Holdings
Morgan Stanley 401(k) Plan(5)	$43,448	$43,448
Employee Stock Ownership Plan(6)	$14,121	$14,121
Employee Stock Purchase Plan(5)	$26,084	$26,084
Non-Qualified Deferred Compensation Plans(7)	$6,924,623	$6,358,122

Subtotal	$7,008,276	$6,441,775
Defined Benefit Pension Plans
Annual Benefit(8)	$388,546	$388,546
Present Value of Benefit(9)	$4,540,471	$4,540,471

(1) Balance as of November 30, 2006, plus fiscal 2006 RSUs granted in December 2006.

(2) Morgan Stanley RSUs valued using $76.4067, the volume weighted average price of Morgan Stanley common stock on November 30, 2006.

(3) For purposes of this table, Morgan Stanley stock option awards valued on a grant-by-grant basis by multiplying the product of (a) the number of unexercised, in-the-money stock options by (b) the difference between $76.4067, the volume weighted average price of Morgan Stanley common stock on November 30, 2006, and the exercise prices of all such stock options. Does not include a value for fiscal 2006 stock option awards granted in December 2006 because such stock options were granted with an exercise price greater than the volume weighted average price of Morgan Stanley common stock on November 30, 2006. The grant-date Black-Scholes value, consistent with SFAS No. 123R, of the fiscal 2006 stock option awards granted in December 2006 is disclosed in footnote 3 to the table on page 20.

(4) Represents the aggregate value of (i) the portion of Mr. Mack’s special long-term new hire RSU award granted upon rejoining the Company on June 30, 2005 that is fully vested and no longer subject to cancellation “for cause,” (ii) the portion of Mr. Mack’s special long-term new hire RSU award that will vest and no longer be subject to cancellation “for cause” on June 30, 2007, and (iii) fully vested unexercised in-the-money stock options granted in fiscal 2001 and prior years that are no longer subject to cancellation “for cause.”

(5) Balance as of November 30, 2006.

(6) Balance as of November 30, 2006, plus the Company contribution to the ESOP made in January 2007.

(7) Valued as of November 30, 2006, except for the Capital Accumulation Plan and the Key Employee Private Equity Recognition Plan, which are valued as of August 31, 2006.

(8) Total defined benefit pension benefit earned as of November 30, 2006, based on 33 credited years of service and payable as a single life annuity beginning at termination.

(9) Present value of total annual defined benefit pension benefit as of November 30, 2006, based on payments commencing immediately and determined using a discount rate of 5.97% and the RP-2000 White Collar Combined Mortality Table Projected to 2010.

Other NEO compensation.    Compensation for the other four NEOs was also based on their respective contributions in achieving the Company’s accomplishments outlined above, business unit revenue and PBT and the other factors discussed above (such as market compensation data, pay equity data and compensation recommendations).

The following table summarizes the compensation and benefits relating to fiscal 2006 for the other four NEOs.

	Zoe Cruz		Robert W. Scully		Jerker Johansson		Neal A. Shear
Cash compensation:
Base salary	$500,000		$250,000		$310,362	(1)	$300,000
Cash bonus	$10,325,000		$6,912,500		$6,541,373		$12,145,000
Year-end incentive equity award:
Restricted stock units	$17,257,489	(2)	$11,553,721	(2)	$10,933,331	(2)	$20,299,430	(2)
					$999,980	(3)
Stock options	$1,917,474	(4)	$1,283,722	(4)	$1,214,778	(4)	$2,255,455	(4)
Retirement benefits:
Value of incremental defined benefit pension accrual during fiscal 2006(5)	$40,824		$93,144		$74,350		$61,292
401(k) Plan Company match	$6,100		—		—		$6,100
U.K. Offshore Pension Plans 1 and 4 Company contribution (defined contribution plans)	—		—		$46,554	(6)	—
Other annual compensation as reported in the summary compensation table:	—		—		—		—

Total	$30,046,887		$20,093,087		$20,120,728		$35,067,277

(1) Mr. Johansson’s base salary was £170,000, converted to U.S. dollars using the fiscal 2006 year-end average of daily spot rates of approximately £1.00 to $1.8257.

(2) Valued using $78.3420, the volume weighted average price of Morgan Stanley common stock on the grant date, December 12, 2006.

(3) Valued using $79.2880, the volume weighted average price of Morgan Stanley common stock on the grant date, December 14, 2006.

(4) Valued using $22.4647, the Black-Scholes value of the stock options, consistent with SFAS No. 123R, on the grant date, December 12, 2006.

(5) Includes value of incremental accrual under the Supplemental Executive Retirement Plan (SERP); Ms. Cruz and Messrs. Johansson and Shear, however, are currently not eligible to receive benefits under the SERP. To be eligible to receive a benefit under the SERP, a participant must retire from active service on or after age 55, have at least 5 years of service and age plus years of service must be at least 65.

(6) The fiscal 2006 Company contribution for Mr. Johansson was £25,500, converted to U.S. dollars using the fiscal 2006 year-end average of daily spot rates of approximately £1.00 to $1.8257.

The following table lists the dollar value (as of November 30, 2006) of equity awards previously granted and balances under voluntary deferred compensation plans, the 401(k) Plan, the ESOP, the ESPP and pension plans that would be available to each NEO, other than the CEO, if his or her employment terminates with the Company on or before November 30, 2007 either in a voluntary termination not involving violation of any cancellation provision or “for cause.” None of these four NEOs have employment agreements or other agreements with the Company that provide for severance or tax-gross up payments or any other post-termination benefits.

	Zoe Cruz			Robert W. Scully			Jerker Johansson				Neal A. Shear
	Voluntary	“For Cause”		Voluntary	“For Cause”		Voluntary		“For Cause”		Voluntary	“For Cause”
Equity Awards Previously Granted(1), (2), (3)	$116,470,685	$53,887,170	(4)	$47,632,800	$11,446,768	(4)	$47,294,636		$12,218,065	(4)	$89,106,700	$20,180,980	(4)
Other Plan Holdings
Morgan Stanley 401(k) Plan(5)	$670,964	$670,964		$87,588	$87,588		$583,952		$583,952		$1,451,457	$1,451,457
Employee Stock Ownership Plan(6)	$828,780	$828,780		$143,629	$143,629		$232,593		$232,593		$856,589	$856,589
Employee Stock Purchase Plan(7)	$—	$—		$—	$—		$—		$—		$—	$—
Non-Qualified Deferred Compensation Plans(8)	$2,115,553	$2,049,354		$23,621	$—		$34,340		$—		$2,422,348	$328,571
U.K. Offshore Pension Plan 4	—	—		—	—		$361,270	(9)	$361,270	(9)	—	—

Subtotal	$3,615,297	$3,549,098		$254,838	$231,217		$1,212,155		$1,177,815		$4,730,394	$2,636,617
Defined Benefit Pension Plans
Annual Benefit(10)	$111,642	$111,642		$78,325	$78,325		$6,546		$6,546		$84,684	$84,684
Present Value of Benefit(11)	$564,038	$564,038		$781,073	$781,073		$28,999		$28,999		$422,861	$422,861

(1) Balance as of November 30, 2006, plus fiscal 2006 RSUs granted in December 2006.

(2) Morgan Stanley RSUs valued using $76.4067, the volume weighted average price of Morgan Stanley common stock on November 30, 2006.

(3) For purposes of this table, Morgan Stanley stock option awards valued on a grant-by-grant basis by multiplying the product of (a) the number of unexercised, in-the-money stock options by (b) the difference between $76.4067, the volume weighted average price of Morgan Stanley common stock on November 30, 2006, and the exercise prices of all such stock options. Does not include a value for fiscal 2006 stock option awards granted in December 2006 because such stock options were granted with an exercise price greater than the volume weighted average price of Morgan Stanley common stock on November 30, 2006. The grant-date Black-Scholes value, consistent with SFAS No. 123R, of the fiscal 2006 stock option awards granted in December 2006 is disclosed in footnote 4 to the table on page 22.

(4) Represents the aggregate value of (i) fully vested RSUs granted in fiscal 2001 and prior years that are no longer subject to cancellation “for cause,” (ii) fully vested fiscal 2002 year-end restricted stock unit awards that will no longer be subject to cancellation “for cause” after the scheduled conversion date in September 2007 and (iii) fully vested unexercised in-the-money stock options granted in fiscal 2001 and prior years that are no longer subject to cancellation “for cause.” Stock-based compensation expense, if any, associated with these equity awards has been fully recognized under U.S. generally accepted accounting principles in the Company’s financial statements in prior years and, therefore, delivery of these awards would result in no incremental stock-based compensation expense to the Company.

(5) Balance as of November 30, 2006, plus, for Mr. Shear, his employee contribution to the 401(k) Plan made in January 2007 from his fiscal 2006 cash bonus.

(6) Balance as of November 30, 2006, plus, for Ms. Cruz and Mr. Shear, the Company contribution to the ESOP made in January 2007.

(7) Balance as of November 30, 2006.

(8) Valued as of November 30, 2006, except for the Capital Accumulation Plan and the Key Employee Private Equity Recognition Plan, which are valued as of August 31, 2006.

(9) Balance as of November 30, 2006, which was £17,255, converted to U.S. dollars using the fiscal 2006 year-end rate of approximately £1.00 to $1.875, plus Mr. Johansson’s contribution of $328,918 made in January 2007 from his fiscal 2006 cash bonus.

(10) Total defined benefit pension benefit earned as of November 30, 2006 under the Company-sponsored defined benefit pension plan for U.S. benefits-eligible employees, the Excess Plan for U.S. benefits-eligible employees and the SERP, as applicable, based on 23 credited years of service for Ms. Cruz, 11 credited years of service for Mr. Scully, 7 credited years of service for Mr. Johansson, and 23 credited years of service for Mr. Shear, and payable as a single life annuity following termination. Mr. Johansson’s benefit is based on credited years of service as a U.S. benefits-eligible employee to July 1, 1994. Does not include any benefit under the SERP for Ms. Cruz and Messrs. Johansson and Shear, each of whom are not eligible to receive a benefit under the SERP on or before November 30, 2007. Mr. Johansson is not eligible to participate in the Excess Plan.

(11) Present value of total annual defined benefit pension benefit as of November 30, 2006, based on payments commencing at the age at which the executive can receive the full value of their earned pension benefit under the plan, age 65 for Ms. Cruz and Messrs. Johansson and Shear and age 60 for Mr. Scully, and determined using a discount rate of 5.97% and the RP-2000 White Collar Combined Mortality Table Projected to 2010.

Total NEO compensation.    In line with the Company’s performance-based compensation objective, NEO compensation expense for fiscal 2006 generally moved in tandem with Company profits. While we reviewed and considered the relationships between Company performance and compensation expense, we followed no formal or informal policy that required compensation expense generally, or for any of the five NEOs individually, to move lock step with either changes in stock price, revenues, net income, income from continuing operations, profit before taxes, or other financial measures. Instead, we exercised discretion in light of these relationships and the other factors described above to determine individual year-end incentive compensation award amounts.

We certified in accordance with Section 162(m) that Morgan Stanley’s financial results for fiscal 2006 satisfied the performance criteria set in accordance with Section 162(m) for fiscal 2006. After analysis of all of the considerations set forth above, we awarded incentive compensation to the NEOs for fiscal 2006 that is below the maximum amount yielded by the application of the compensation formula contained in the performance criteria.

Conclusion.    We believe that our executive compensation program is competitive and performance-based and that it supports our compensation objectives of attracting, motivating and retaining talented executives and creating long-term shareholder value. We are confident that the Company’s base salaries, incentive compensation and other benefits for Management Committee members constitute a competitive total reward package that supports the Company’s commitment to linking compensation to performance.

Respectfully submitted,

C. Robert Kidder, Chair

Erskine B. Bowles

Donald T. Nicolaisen

Note: The following changes occurred in the membership of the Committee during fiscal 2006. Mr. Kidder became Committee Chair on March 10, 2006. Mr. Bowles joined the Committee on January 1, 2006. Mr. Davies concluded Committee service on April 4, 2006. Mr. Nicolaisen joined the Committee on June 19, 2006.

Employment agreement.    On June 30, 2005, the Company entered into an employment agreement with Mr. Mack. The agreement, as amended, provides as follows:

1.	Term: 5 years as Chairman of the Board and Chief Executive Officer commencing June 30, 2005.

2.	Compensation: (a) Base salary: not less than his predecessor’s ($775,000); (b) Annual bonus: to be determined by the Compensation, Management Development and Succession Committee; (c) New hire award: a one time grant of 500,000 RSUs that vest prorata over five years and generally contain the same terms as RSUs described in footnote 6 of the Summary compensation table beginning on page 25.

3.	Benefits: He will be able to participate in any qualified or non-qualified deferred compensation, pension and retirement plans offered to senior executives of the Company and receive other welfare, perquisite, fringe and other benefits consistent with those received by other senior executives. He will have the use of a car and driver. For retirement purposes, he will be deemed to have been continuously employed and not terminated employment in 2001 for purposes of determining benefits under the pension and post-retirement health and welfare plans. Pursuant to a Board-approved policy, Mr. Mack is directed to use the Company aircraft for business and personal travel for safety, security and business reasons.

4.	Death/Disability: In the event of his death or Disability during the five-year employment period, Mr. Mack will be entitled to a cash payment equal to his prior year’s annualized total compensation, prorated to reflect his length of service during the year of death or Disability, less base salary he receives in the year of his termination.

5.	Additional Payment/Tax Gross-Up: If it is determined that any payments made to Mr. Mack would be subject to an excise tax under Section 4999 of the Internal Revenue Code, he will receive an additional payment to restore him to the after-tax position that he would have been in if the tax had not been imposed.

Summary compensation table.    The following table contains information with respect to the CEO and the four other most highly compensated executive officers.

		ANNUAL COMPENSATION					LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)		Other Annual Compensation ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
John J. Mack Chairman of the Board and CEO	2006 2005	800,000 337,534		— —	(4) (4)	337,295(5) 417,340(5)	36,206,766 26,235,000 11,584,207	(6) (7) (6)	178,945 —	6,100 6,100

Zoe Cruz Co-President	2006 2005 2004	500,000 300,000 300,000		10,325,000 7,245,000 7,740,000		— — —	17,270,265 13,581,659 9,446,064	(6) (6) (6)	85,355 — —	6,100 6,100 6,100

Robert W. Scully* Co-President	2006	250,000		6,912,500		—	11,562,275	(6)	57,144	—

Jerker Johansson** Co-Head of Institutional Sales And Trading and Head of Worldwide Institutional Equities Division	2006 2005	310,362 312,017	(8) (8)	6,541,373 3,740,793		— —	10,941,425 1,003,915 7,012,564 4,999,990	(6) (9) (6) (10)	54,075 —	46,554 46,803

Neal A. Shear** Co-Head of Institutional Sales and Trading and Head of Worldwide Fixed Income Division	2006 2005	300,000 250,000		12,145,000 8,662,500		— —	20,314,459 16,238,922	(6) (6)	100,400 —	6,100 6,100

* Mr. Scully became an executive officer during fiscal 2006.

** Messrs. Johansson and Shear served as executive officers during part of fiscal 2005 and during fiscal 2006.

(1) Includes amounts contributed to various Morgan Stanley deferred compensation plans.

(2) Awards of stock options for services in the fiscal year shown. The terms and present value of stock options granted for services in fiscal 2006 are described under Option grants in last fiscal year on page 27.

(3) Represents Company contributions awarded under defined contribution plans. Mr. Johansson participated in the U.K. Offshore Pension Plan 1 and the U.K. Offshore Pension Plan 4. Mr. Johansson’s Company contribution was £25,500 in each of fiscal 2006 and fiscal 2005. The amount of British sterling was converted to U.S. dollars using the year-end average of daily spot rates of approximately £1 to $1.8257 and £1 to $1.8354 for fiscal 2006 and fiscal 2005, respectively. For the other NEOs, the Company’s contribution was allocated to the ESOP.

(4) Mr. Mack’s fiscal 2006 bonus was granted in the form of RSUs described in footnote 6 and stock options described in footnote 1 under Option grants in last fiscal year on page 27. Mr. Mack’s fiscal 2005 bonus was granted in the form of RSUs described in footnote 6.

(5) The Company’s Board-approved policy directs the Chairman and CEO to use the Company aircraft when traveling by air. These amounts include $321,848 in fiscal 2006 and $407,762 in fiscal 2005, reflecting personal use of Company aircraft. Perquisites are valued based on the aggregate incremental cost to the Company. The value of personal use of corporate aircraft includes variable costs incurred in connection with personal flight activity, and does not include fixed costs of owning and operating the corporate aircraft. The value was calculated for fiscal 2006 based on the incremental variable cost of the personal travel, including: landing/parking/flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; customs, foreign permits and similar fees; and passenger ground transportation. The value was calculated for fiscal 2005 based on variable cost per passenger mile flown.

(6) The market value of the common stock underlying RSUs using the closing price per share of common stock on the applicable grant date, as reported on the New York Stock Exchange Composite Transaction Tape. Fiscal 2006 RSUs were granted on December 12, 2006 (the closing price was $78.40) and December 14, 2006, as described in footnote 9, and 50% vest on January 2, 2009 and 50% vest on January 2, 2010. Fiscal 2005 RSUs were granted on December 13, 2005 (the closing price was $57.37) and 50% vest on January 2, 2008 and 50% vest on January 2, 2009. Fiscal 2004 RSUs were granted on December 14, 2004 (the closing price was $54.71) and 50% vested on January 2, 2007 and 50% vest on January 2, 2008. Unvested RSUs vest upon a voluntary or involuntary termination of employment not involving cause or any other cancellation event or upon a change in control of Morgan Stanley. Dividend equivalents are paid on RSUs at the same rate that dividends are paid on shares of common stock. These RSUs are not transferable, are generally distributed in the form of shares of common stock approximately three years after the grant date for fiscal 2006 RSUs and five years after the grant date for fiscal 2005 and 2004 RSUs and are subject to cancellation in certain circumstances.

The following tables list the number of RSUs awarded for performance in each applicable year and the total number and value (calculated using the closing price on November 30, 2006) of RSUs held as of fiscal 2006 year-end (including those awarded in December 2006 for service in fiscal 2006).

Named Executive Officer	Fiscal Year	Number of RSUs awarded for performance
John J. Mack	2006 2005	461,821 201,921

Zoe Cruz	2006 2005	220,284 236,738
	2004	172,657

Robert W. Scully	2006	147,478

Jerker Johansson	2006 2005	152,171 122,234

Neal A. Shear	2006 2005	259,113 283,056

	Total RSUs held as of 11/30/06
Named Executive Officer	Number Held	Market Value
John J. Mack	1,163,742	$88,630,590
Zoe Cruz	1,290,876	$98,313,116
Robert W. Scully	449,632	$34,243,973
Jerker Johansson	511,930	$38,988,588
Neal A. Shear	982,323	$74,813,719

(7) Mr. Mack was awarded 500,000 RSUs when he rejoined the Company on June 30, 2005 (the closing price per share of common stock on that date was $52.47). The RSUs vest prorata over five years and generally contain the same terms as the RSUs described in footnote 6. Mr. Mack cannot sell the shares underlying the RSUs until the RSUs convert to shares, and the RSUs generally will not convert to shares until Mr. Mack terminates employment.

(8) Mr. Johansson’s base salary was £170,000 for each of fiscal 2005 and fiscal 2006. The amount of British sterling was converted to U.S. dollars using the year-end average of daily spot rates of approximately £1 to $1.8257 and £1 to $1.8354 for fiscal 2006 and fiscal 2005, respectively.

(9) The market value of the common stock underlying RSUs using the closing price per share of common stock on the grant date, as reported on the New York Stock Exchange Composite Transaction Tape. These fiscal 2006 RSUs were granted on December 14, 2006 (the closing price was $79.60). These RSUs have the same terms as described in footnote 6.

(10) The market value of the common stock underlying RSUs using the closing price per share of common stock on the grant date, as reported on the New York Stock Exchange Composite Transaction Tape. These RSUs were granted on March 29, 2005 (the closing price was $53.61) and vest in four installments of 25% on each anniversary of the grant date. These RSUs are not transferable, are generally distributed in the form of shares of common stock approximately five years after the grant date and are subject to cancellation in certain circumstances. In the event of termination of employment due to death or disability, unvested RSUs are deemed to have vested prorata over four years based on the date of termination and any remaining unvested RSUs are canceled. RSUs vest upon a change in control of Morgan Stanley. Dividend equivalents are paid on RSUs at the same rate that dividends are paid on common stock.

Option grants in last fiscal year. The following table lists stock options granted to the NEOs for services in fiscal 2006.

Named Executive Officer	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to All Employees in Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(2)
John J. Mack	178,945	1.05%	78.40	12/12/2016	4,019,945
Zoe Cruz	85,355	0.50%	78.40	12/12/2016	1,917,474
Robert W. Scully	57,144	0.34%	78.40	12/12/2016	1,283,722
Jerker Johansson	54,075	0.32%	78.40	12/12/2016	1,214,778
Neal A. Shear	100,400	0.59%	78.40	12/12/2016	2,255,455

(1) Awards under the Employees’ Equity Accumulation Plan (EEAP) for services in fiscal 2006. The Compensation, Management Development and Succession Committee approved the grant on December 12, 2006, with an exercise price equal to the closing price of $78.40 on that date. The number of options awarded was determined using the Black-Scholes value of stock options on the grant date as determined under SFAS No. 123R. These options vest and become exercisable 50% on January 2, 2009 and 50% on January 2, 2010, are not transferable and are subject to cancellation under certain circumstances. Shares of common stock acquired upon the exercise of such options generally may not be transferred or sold until January 2, 2010. Upon a change in control of the Company or the recipient’s voluntary or involuntary termination of employment under circumstances not involving violation of any cancellation provision, these options will vest and become exercisable, and the shares of common stock acquired upon exercise of the options will no longer be subject to transfer restrictions.

(2) The present value of stock options granted was determined using the Black-Scholes model as of the grant date, consistent with SFAS No. 123R. The Black-Scholes value assumes (i) the stock option was exercised at the end of the expected option term (6.32 years); (ii) an expected stock price volatility of 23.771%; (iii) the risk free yield on the U.S. Treasury STRIPS with a remaining term closest to the expected option life on the grant date; and (iv) the Company’s annualized dividend yield on the grant date was constant over the expected option life.

Aggregated option exercises in last fiscal year and fiscal year-end option values. None of the NEOs exercised stock options in fiscal 2006. The following table discloses the number of shares underlying stock options held by each NEO as of November 30, 2006 (including those awarded on December 12, 2006 for service in fiscal 2006).

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Named Executive Officer	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
John J. Mack	—	—	1,008,899	178,945	21,822,211	—
Zoe Cruz	—	—	651,252	85,355	17,839,110	—
Robert W. Scully	—	—	498,492	98,561	12,213,361	1,064,541
Jerker Johansson	—	—	332,792	54,075	8,179,754	—
Neal A. Shear	—	—	608,987	100,400	14,050,642	—

(1) The NEOs do not hold stock appreciation rights issued by the Company. The shares of common stock that would be acquired upon exercising certain of these options are subject to transfer restrictions.

(2) The value of unexercised, in-the-money options is the aggregate, calculated on a grant-by-grant basis, of the product of (a) the number of unexercised options multiplied by (b) the difference between $76.4067, the volume weighted average price of our common stock on November 30, 2006, and the exercise prices of all such options. There is no assurance that such values will be realized. The actual value, if any, realized on the options will depend on the future price of the common stock.

(3) Includes options that vested and became exercisable on January 2, 2007.

Nonqualified deferred compensation table. The following table contains information with respect to the participation of the NEOs in the Company’s unfunded nonqualified deferred compensation plans. Each NEO participated in one or more of five non-qualified deferred compensation plans as of November 30, 2006: the Pre-Tax Incentive Program (PTIP), the Capital Accumulation Plan (CAP), the Key Employee Private Equity Recognition Plan (KEPER), the Owners’ and Select Earners’ Plan (OSEP I) and the Officers’ and Select Earners’ Plan (OSEP II). The NEOs participate in the plans on the same terms and conditions as other similarly situated employees. Earnings on PTIP contributions are based on the performance of notional investments available under the plan that are selected by the participant. Earnings on CAP and KEPER contributions are based on notional interests in investment earnings and interest on risk capital investments selected by the Company. Earnings on OSEP I and OSEP II contributions are based on a fixed rate of return. Employees can no longer make contributions under any of these plans.

Under PTIP, participants generally elect, in accordance with rules and procedures determined by the Company, the payment method and commencement date of plan distributions. Under CAP and KEPER, participants generally receive plan distributions after dividends, distributions of capital, liquidation proceeds or other distributions are paid from the underlying investments. Under OSEP I and OSEP II, participants generally receive plan distributions in fifteen annual installments commencing upon termination of employment or death.

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions in Last FY($)(2)	Aggregate Balance at Last FYE($)(3)
John J. Mack	—	—	$922,472	$196,940	$6,924,623
Zoe Cruz	—	—	$312,570	$67,898	$2,115,553
Robert W. Scully	—	—	$8,463	$10,655	$23,621
Jerker Johansson	—	—	$28,024	$30,296	$34,340
Neal A. Shear	—	—	$378,896	$507,123	$2,422,348

(1) Reflects earnings during fiscal 2006, except does not reflect CAP or KEPER earnings after August 31, 2006.

(2) Distributions from CAP and KEPER during fiscal 2006. No withdrawals were made from CAP or KEPER during fiscal 2006 and no distributions or withdrawals were made from PTIP, OSEP I or OSEP II during fiscal 2006.

(3) Balances are valued as of November 30, 2006, except that CAP and KEPER balances are valued as of August 31, 2006.

Defined benefit pension plans.    The paragraphs below discuss the amounts the Company estimates it will pay to each of the NEOs in annual defined benefit pension benefits upon retirement.

Mr. Mack, Ms. Cruz and Messrs. Scully and Shear each participate in a Company-sponsored defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (qualified plan), and other defined benefit pension plans that are nonqualified, unfunded plans for certain key employees (Excess Plan and Supplemental Executive Retirement Plan or SERP). Mr. Johansson is eligible to receive a pension benefit under the qualified plan based on his credited years of service to July 1, 1994 and he participates in the SERP. To be eligible to receive a benefit under the terms of the SERP, the NEO must retire from active service on or after age 55, have at least 5 years of service and age plus service must be at least 65. Ms. Cruz and Messrs. Johansson and Shear are not currently eligible to receive a benefit under the terms of the SERP. “Final Average Salary,” used to determine total benefits under the qualified plan, Excess Plan and SERP, is equal to the average annual base salary during the 60 highest-paid consecutive months of the final 120 months of credited service under the applicable plan. Following termination after age 55, the NEOs can begin receiving reduced benefits prior to age 60 or unreduced benefits as early as age 60.

The age and credited years of service (rounded to the nearest whole year) for each NEO is set forth below.

Named Executive Officer	Age	Credited Years of Service as of November 30, 2006(1)
John J. Mack	62	34(2)
Zoe Cruz	52	24
Robert W. Scully	57	11
Jerker Johansson	51	20
Neal A. Shear	53	24

(1) Reflects highest credited years of service under any Company-sponsored defined benefit pension plan. A NEO may have fewer credited years of service under certain Company-sponsored defined benefit pension plans.

(2) Under the terms of the Company’s employment agreement with Mr. Mack, for purposes of determining his pension benefits, Mr. Mack is treated as if he had not terminated employment with the Company in 2001.

The estimates in the table below apply to Mr. Mack, Ms. Cruz and Messrs. Scully and Shear and assume that the NEO will participate in all applicable Company-sponsored pension plans until retirement. The pension benefits shown are in addition to any Social Security benefits to which the NEO may be entitled; the amounts payable at retirement will be reduced by offsets applicable to the NEO, which offsets may include certain pension benefits provided by a former employer.

Estimated Annual Pension Benefits

(payable for the executive’s lifetime)

Final Average Salary	Credited Years of Service as of November 30, 2006
	10	15	20	25	30	35 (Max)
$ 200,000	$60,000	$80,000	$100,000	$100,000	$110,000	$120,000
250,000	75,000	100,000	125,000	125,000	137,500	140,000
300,000	90,000	120,000	140,000	140,000	140,000	151,222
400,000	120,000	140,000	140,000	145,515	174,619	203,722
500,000	140,000	140,000	146,412	183,015	219,619	256,222
600,000	140,000	140,000	176,412	220,515	264,619	308,722
700,000	140,000	154,809	206,412	258,015	309,619	361,222
800,000	140,000	177,309	236,412	295,515	354,619	413,722
900,000	140,000	199,809	266,412	333,015	399,619	466,222
1,000,000	148,206	222,309	296,412	370,515	444,619	518,722

If any of Mr. Mack, Ms. Cruz and Messrs. Scully and Shear remains in service until retirement at age 65 at the base salary reported under Salary in the Summary compensation table on page 25, he or she will receive the estimated annual single life annuity pension benefit set forth below, reduced by the value of any applicable offsets.

Named Executive Officer	Estimated Annual Single Life Annuity Pension Benefit($)
John J. Mack	413,722
Zoe Cruz	256,222
Robert W. Scully	125,000
Neal A. Shear	151,222

If Mr. Johansson remains in service until retirement at age 65 at the base salary reported under Salary in the Summary compensation table on page 25, he will receive estimated annual pension benefits payable for his lifetime of $140,000, reduced by the value of Company contributions made on his behalf to the U.K. Offshore Pension Plan 1 and U.K. Offshore Pension Plan 4 and any other applicable offsets, which offsets may include certain pension benefits provided by a former employer.

Stock performance graph.    The following graph compares the cumulative total shareholder return (rounded to the nearest whole dollar) of our common stock, the S&P 500 Stock Index and the S&P 500 Diversified Financials Index for our last five fiscal years. The graph assumes a $100 investment at the closing price on November 30, 2001 and reinvestment of dividends on the respective dividend payment dates without commissions. This graph does not forecast future performance of our common stock.

	MS	S&P 500	S5DIVF
11/30/01	$100.00	$100.00	$100.00
11/29/02	$83.21	$83.49	$86.78
11/28/03	$103.75	$96.09	$110.44
11/30/04	$97.08	$108.42	$117.82
11/30/05	$109.34	$117.57	$135.36
11/30/06	$151.04	$134.29	$161.46

Item 2—Ratification of appointment of Morgan Stanley’s independent auditor

The Audit Committee appointed Deloitte & Touche LLP as independent auditor for fiscal 2007 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal 2007 and perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company.

Independent auditor’s fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to fiscal 2006 and fiscal 2005.

	2006	2005
Audit Fees(1)	$37.3	$33.0
Audit-Related Fees(2)	$6.0	$5.1
Tax Fees(3)	$1.4	$1.5
All Other Fees	$0	$0

Total	$44.7	$39.6

(1) Audit Fees services include: (i) the audit of our consolidated financial statements included in our Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; (iv) accounting consultation attendant to the audit; and (v) the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting. Fiscal 2005 fees reflect additional audit fees of $1.4 million paid after the filing of the Company’s 2006 proxy statement.

(2) Audit-Related Fees services include: (i) data verification and agreed-upon procedures related to asset securitizations; (ii) assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; (iii) statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; (iv) audits of employee benefit plans; (v) agreed upon procedures engagements; (vi) regulatory matters; and (vii) due diligence associated with mergers and acquisitions and with acquisitions of financial assets.

(3) Tax Fees services include tax compliance, tax planning and tax advice. Tax compliance services include: (i) U.S. federal, state and local income and non-income tax compliance, including preparation and review of tax returns; (ii) non-U.S. income and non-income tax compliance, including preparation and review of tax returns; (iii) transfer pricing documentation; and (iv) compliance services relating to investment products offered by Morgan Stanley where Morgan Stanley incurs the fee in conjunction with the investment management services it provides. Tax planning and tax advice services include: (i) U.S. federal, state and local income and non-income tax planning and advice; and (ii) non-U.S. income and non-income tax planning and advice.

Fund-related fees.    Morgan Stanley offers registered money market, equity, fixed income and alternative funds (collectively “Funds”). Deloitte & Touche provides audit, audit-related and tax services to certain of these Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2006	2005
Audit Fees	$5.7	$6.8
Audit-Related Fees	$1.6	$0.6
Tax Fees	$1.9	$1.1

Most of the Funds have audit committees, comprised solely of directors who are independent of Morgan Stanley and are not on Morgan Stanley’s Board. Such audit committees are responsible for, among other things, the selection of the Funds’ audit firms. Of the Fund-related fees described above, the aggregate fees for audit, audit-related and tax services provided to Funds that have independent audit committees are summarized in the following table ($ in millions).

	2006	2005
Audit Fees	$4.4	$4.4
Audit-Related Fees	$0.1	$0.3
Tax Fees	$0.7	$0.5

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee report.    The Audit Committee operates under a written charter adopted by the Board. The charter is available at http://www.morganstanley.com/about/company/governance/auditcc.html. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that each Committee member is independent under applicable independence standards of the NYSE and the Securities Exchange Act of 1934, as amended.

The Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche LLP, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We held nine meetings during fiscal 2006. The Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;

•	Reviewed and discussed the Company’s policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2006 and summaries of the significant reports to management by the internal auditor;

•	Reviewed and discussed the annual plan and scope of work of the independent auditor;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements; and

•	Met with Deloitte & Touche, the internal auditor, and Company management in executive sessions.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended November 30, 2006 with management, the internal auditor and Deloitte & Touche. We reviewed and discussed the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K. We reviewed and discussed with management, the internal auditor and Deloitte & Touche management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2006 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the fiscal year ended November 30, 2007 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Charles H. Noski, Chair

Howard J. Davies

Donald T. Nicolaisen

Charles E. Phillips, Jr.

Note: The following changes occurred in the membership of the Audit Committee during fiscal 2006. On March 10, 2006, Mr. Noski became Committee Chair, Mr. Kidder concluded his service as Committee Chair and Dr. Zumwinkel concluded Committee service. On April 4, 2006, Mr. Kidder concluded Committee service and Mr. Nicolaisen joined the Committee. Mr. Phillips joined the Committee on September 19, 2006.

Item 3—Company proposal to approve the 2007 Equity Incentive Compensation Plan

Our Board approved a new equity compensation plan, the 2007 Equity Incentive Compensation Plan (the Plan), and recommends that shareholders approve the Plan. The Board approved the Plan based on the recommendation of the Compensation, Management Development and Succession Committee. The Plan would replace our primary shareholder-approved equity plan that expired during fiscal 2006. Under New York Stock Exchange rules, the Plan will not be effective if our shareholders do not approve it.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN.    Our Board believes that this proposal is in the best interest of our shareholders and supports this proposal for the following reasons, as discussed more fully below:

➢	Equity awards foster an ownership culture and are a critical tool for driving shareholder value and for recruiting, retaining and motivating employees.

➢	We grant annual equity awards to employees in lieu of – not in addition to – annual cash incentive compensation.

➢	The Plan, the terms of our annual equity awards and our employee policies are designed to protect shareholder interests.

➢	We address shareholder concerns about dilution through our share repurchase program.

➢

If our shareholders do not approve the Plan, the Company will be compelled to increase significantly the cash component of employee compensation, and the Company will lose a critical tool for recruiting, retaining and motivating employees.

Equity awards foster an employee ownership culture and motivate employees to create shareholder value.     The use of equity as part of the Company’s compensation program is critical to the historical and continued success of the Company. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of shareholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance.

Equity awards are a critical recruitment and retention tool.    The Company would be at a severe competitive disadvantage if it could not compensate its employees using equity awards. The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to the Company’s long-term performance. Our Board believes that equity awards are necessary to attract and retain highly talented employees. When recruiting an employee from a competitor, firms in our industry typically incur a significant cost in connection with the replacement of equity that is canceled by the employee’s prior employer. If our shareholders do not approve the Plan, our employees would not have as significant an amount of the Company’s equity at risk of cancellation and competitors could recruit them at relatively inexpensive cost. At the same time, our recruiting efforts would be compromised due to the loss of equity as a form of compensation for employees.

We grant annual equity awards in lieu of – not in addition to – annual cash incentive compensation.    Annual equity awards are part of – not an addition to – annual incentive compensation (bonus). Under our performance-based compensation program, employees receive a percentage of their annual incentive compensation in the form of equity awards in lieu of receiving all annual incentive compensation in cash. An employee’s annual performance-based bonus is first determined as a dollar amount and is then reduced by the value of the employee’s annual incentive equity awards; these equity awards are granted at 100% of the fair value on the grant date. The amounts of the Company’s compensation expense for annual incentive compensation are generally the same over time, whether the incentive compensation is paid in the form of cash, stock units, or stock options.

We grant equity awards to a broad group of employees and such awards constitute a significant component of our employees’ total compensation.    Over the past two fiscal years, annual equity awards comprised on average approximately 85% of our shares granted each fiscal year, with the remaining shares granted as new hire and retention awards. Annual equity awards are a significant component of our employees’ total compensation. As an employee’s total compensation increases, the percentage of his or her compensation paid in equity increases. For fiscal year 2006, approximately 14,000 employees (approximately 25% of over 55,000 employees globally) received equity awards as part of their annual compensation. Of approximately 35 million shares underlying annual equity awards granted as part of fiscal year 2006 incentive compensation, less than 5% were granted to our NEOs.

The terms of our annual equity awards are designed to protect shareholder interests.    The Compensation, Management Development and Succession Committee determines the vesting, payment and cancellation provisions of annual equity awards. Annual awards granted for fiscal 2006 generally vest 50% after two years with the remaining 50% vesting after three years; stock units generally convert to stock approximately three years after grant (with exceptions generally for Management Committee members who retire or leave the Firm to pursue a non-competitive endeavor, long-tenured employees, a change in control and certain terminations of employment). These terms are designed to encourage employees to focus on the long-term success of the Company because employees typically cannot monetize annual equity awards for at least three years after grant. Furthermore, these awards generally are subject to cancellation for, among other things, engaging in competitive activity, termination for cause, soliciting clients or employees, or misuse of proprietary information.

The terms of the Plan are designed to protect shareholder interests.    No awards may be made under the Plan more than five years after the date of shareholder approval. The Plan prohibits the repricing of stock options and stock appreciation rights (other than an equitable adjustment in connection with a corporate transaction) and the grant of stock option restoration rights (i.e., the right to an automatic grant of a new stock option upon exercise of a stock option without payment of additional consideration in excess of the exercise price of the underlying stock option).

Our Management Committee Equity Ownership Commitment and notice and non-solicitation agreement further protect shareholder interests.    Management Committee members are subject to the Management Committee’s Equity Ownership Commitment that requires Management Committee members to retain 75% of common stock and equity awards (net of tax and exercise cost) held when they join the Management Committee and subsequently awarded until they leave the Company. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance. In addition, all Management Committee members, as a condition to receiving annual equity awards, signed a notice and non-solicitation agreement that generally requires, among other things, Management Committee members to provide the Company with 180 days advance notice of their resignation and not to solicit certain clients, customers or Company employees within 180 days following their termination of employment. Failure to comply with the agreement generally results in cancellation of their equity awards granted for fiscal 2005 and subsequent years.

We address shareholder concerns about dilution through our share repurchase program.    The Company is cognizant of and sensitive to shareholder concerns about dilution and has taken, and plans to continue to take, steps designed to address such concerns. The Company has in place a share repurchase program, which considers, among other things, anti-dilutive repurchase requirements. Although the Company awarded annually, on average, approximately 35 million shares to employees over the last eight fiscal years, the Company reduced its total shares outstanding by over 82 million shares over the same period through our share repurchase program. Through strong earnings generation during the corresponding period, book value per share increased by almost 300% over the same period.

Date	Book Value/Share ($)	Actual Shares Outstanding
11/30/98	11.94	1,131,341,616
11/30/99	14.85	1,104,630,098
11/30/00	16.91	1,107,270,331
11/30/01	18.64	1,093,006,744
11/30/02	20.24	1,081,417,377
11/30/03	22.93	1,084,696,446
11/30/04	25.95	1,087,087,116
11/30/05	27.59	1,057,677,994
11/30/06	32.67	1,048,877,006

Our “burn rate” and “overhang” compare favorably to those of our direct competitors.     Both our fiscal 2004-2006 three-year average “burn rate” and our “overhang” are among the lowest relative to those of our direct competitors. “Burn rate” refers to the total number of shares of common stock subject to equity awards, in the form of stock awards and stock options, granted in a given year divided by the year-end total common shares outstanding. “Overhang” refers to the quotient obtained by dividing the sum of the number of outstanding (i.e., unexercised and unconverted) shares underlying stock options and RSUs granted and the number of shares reserved for future grants by the number of shares outstanding. As of November 30, 2006, our overhang is 23% (it will be 32% after adoption of the Plan).

If our shareholders do not approve the Plan, the Company would need to increase significantly the cash component of employee compensation.    The Company does not have a sufficient number of shares available under its existing equity plans to maintain its historical equity compensation grant practices. Our primary shareholder-approved equity plan expired in 2006. Approximately 35 million shares underlying annual equity awards were granted as part of fiscal year 2006 incentive compensation. There are approximately 15 million shares available for grant under the Company’s legacy equity plans as of December 31, 2006. If shareholders do not approve the Plan, the Company will be compelled to increase the cash component of total compensation, thus reducing the alignment of employee and shareholder interests and losing a critical recruiting, retention and motivation tool.

Our Board recommends that you vote “FOR” approval of the Plan.  Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Description of the Plan.    A copy of the Plan is attached to this proxy statement as Annex B and the following summary is qualified in its entirety by reference thereto.

Purposes and eligibility.    The primary purposes of the Plan are to attract, retain and motivate employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock. The Plan authorizes the issuance of awards (Awards) to all officers, other employees (including newly hired employees) and consultants of the Company, non-employee directors of our subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which we or one of our subsidiaries has an equity or similar interest (Eligible Individuals). As of February 1, 2007, there were approximately 55,600 Eligible Individuals who were employees of the Company and its subsidiaries.

Administration.    The Compensation, Management, Development and Succession Committee will administer the Plan, select the Eligible Individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the Committee may delegate some or all of its authority to one or more administrators (e.g., one or more Committee members or one or more of our officers).

Shares available under the Plan.    The total number of shares of common stock that may be delivered pursuant to Awards will be 100,000,000, subject to adjustment for share recycling (described below). The number of shares available under the Plan will be equitably adjusted to reflect certain transactions. Shares delivered under the Plan may be either treasury shares or newly issued shares. In addition to the overall limit, the Plan limits the number of shares of common stock that may be subject to stock option and stock appreciation right (SAR) awards in any single year.

Share recycling rules.    When the Committee grants an Award, the full number of shares subject to the Award is charged against the number of shares that remain available for delivery pursuant to Awards. After grant, the number of shares subject to any portion of an Award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of an Award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new Awards.

Awards generally

Form of Awards.    The Plan authorizes the following Awards: (i) restricted stock Awards consisting of one or more shares of common stock granted or sold to a Participant, (ii) stock unit Awards settled in one or more shares of common stock or, as authorized by the Committee, an amount in cash based on the fair market value of shares of common stock, (iii) stock option Awards consisting of the right to purchase at a specified exercise price a number of shares of common stock determined by the Committee, (iv) SARs consisting of the grant of a right to receive upon exercise of such right, in cash or common stock (or a combination thereof) as determined by the Committee, an amount equal to the increase in the fair market value of a share of common stock over the specified exercise price and (v) other forms of equity-based or equity-related Awards which the Committee determines to be consistent with the purposes of the Plan (Other Awards). Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual.

Dividends and distributions.    If we pay any dividend or make any distribution to holders of our common stock, the Committee may in its discretion authorize payments (which may be in cash, common stock (including restricted stock) or stock units or a combination thereof) with respect to the shares of common stock corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect the dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions.

Restricted stock and stock units.    Restricted shares awarded or sold to a Participant are outstanding shares of common stock that the Committee may subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Each stock unit awarded to a Participant will correspond to one share of common stock. Upon satisfaction of the terms and conditions of the Award, a stock unit will be payable, at the discretion of the Committee, in common stock or in cash equal to the fair market value on the payment date of one share of common stock. As a holder of stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying stock units unless and until the stock units convert to shares of common stock.

Stock options and SARs

General.    Stock options may be either nonqualified stock options or incentive stock options (ISOs). Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Committee, SARs may be payable in common stock, cash or a combination thereof.

Exercise price.    The exercise price of stock options and SARs awarded under the Plan may not be less than 100% of the fair market value of one share of common stock on the award date; however, the exercise price per share of a stock option or SAR that is granted in substitution for an award previously granted by an entity acquired by the Company or with which the Company combines may be less than the fair market value per share on the award date if such substitution complies with applicable laws and regulations.

Prohibition on restoration option grants.    The terms of a stock option may not provide for a new stock option to be granted, automatically and without payment of additional consideration in excess of the exercise price of the underlying stock option, to a Participant upon exercise of the stock option.

Prohibition on repricing of stock options and SARs.    The Committee may not “reprice” any stock option or SAR, unless the repricing occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing.

Individual limit on stock options and SARs.    The maximum number of shares of common stock that may be subject to stock options or SARs granted to or elected by a Participant in any fiscal year will be 2,000,000 shares. This limitation does not apply to shares of common stock subject to stock options or SARs granted to a Participant pursuant to any performance formula approved by the Company’s shareholders pursuant to Section 162(m).

Maximum term on stock options and SARs.    No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date.

ISO limit.    The full number of shares of common stock available for delivery under the Plan may be delivered pursuant to ISOs, except that in calculating the number of shares that remain available for ISOs, certain share recycling provisions will not apply.

Other Awards.    The Committee may establish the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.

Awards to Section 162(m) Participants.    Except for grants of stock options and SARs, which are counted against the individual limit described above, all Awards to a Participant who is designated by the Committee as an individual whose compensation may be subject to the limit on deductible compensation imposed by Section 162(m) will be made pursuant to a performance formula or performance goals approved by the Company’s shareholders pursuant to Section 162(m).

Transferability.    Unless otherwise permitted by the Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an ISO shall be exercisable only by the Participant.

Amendment and termination.    The Board or the Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award. However, no modification, amendment, suspension or termination may materially adversely affect a Participant’s rights with respect to any Award previously made without that Participant’s consent, except that the Committee may at any time, without a Participant’s consent, amend or modify the Plan or any Award under the Plan to comply with law, accounting standards, regulatory guidance or other legal requirements. The Committee may create subplans as may be necessary or advisable to comply with non-U.S. legal or regulatory provisions. Notwithstanding the foregoing, neither the Board nor the Committee may accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code except to the extent the acceleration would not result in a Participant incurring interest or additional tax under Section 409A.

Term.    No Awards may be made more than five years after the date of shareholder approval of the Plan.

Section 162(m) of the Internal Revenue Code.    Section 162(m) limits the federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Such performance-based compensation may consist of awards determined by the Committee under a formula approved by the Company’s shareholders. Our shareholders approved the formula currently used by the Committee at our annual meeting on March 22, 2001. The Company is not seeking to change the current formula. If shareholders approve the Plan, Awards of stock options or SARs determined by the Committee under the Plan will also qualify for the performance-based compensation exception to Section 162(m).

New plan benefits.    No Awards have yet been granted under the Plan. Awards under the Plan will be authorized by the Committee in its sole discretion. Therefore, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in fiscal 2006 had the Plan then been in effect.

U.S. federal income tax consequences

Restricted stock.    A Participant who is awarded restricted stock will not be taxed at the time of Award unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the restricted stock Award, the Participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the Participant may elect within 30 days of receipt of the restricted stock Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse). In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will not be entitled to a loss deduction.

Stock units.    A Participant who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

Nonqualified stock options.    The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

ISOs.    Upon the grant or exercise of an ISO within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant, nor within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income of the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

SARs.    The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Equity compensation plan information.    The following table provides information about stock options outstanding and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans as of November 30, 2006. Morgan Stanley has not made any grants of common stock outside of its equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	109,423,289	(2)	$51.8785	(2)	84,226,774	(3)
Equity compensation plans not approved by security holders	—		—		10,075,969	(4)
Total	109,423,289		$51.8785		94,302,743	(5)

(1)	This column does not include 12,618,706 shares available under the 401(k) Plan.
(2)	Includes stock options to purchase 71,392 shares of common stock at a weighted-average exercise price of $17.9273 that were assumed as a result of the merger of Dean Witter, Discover & Co. and Morgan Stanley Group Inc. effected on May 31, 1997. These stock options were exercised prior to their expiration on January 2, 2007.
(3)	Includes the following:
•

43,550,881 shares available under the ESPP. Pursuant to this plan, which is qualified under Section 423 of the Internal Revenue Code, eligible employees may purchase shares of common stock at a discount to market price through regular payroll deduction.

•

34,156,722 shares available under the EEAP. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the Compensation, Management Development and Succession Committee.

•	5,892,066 shares available under the Tax Deferred Equity Participation Plan (TDEPP). Awards consist of restricted stock units which are settled by the delivery of shares of common stock.
•

627,105 shares available under DECAP. This plan provides for periodic awards of shares of common stock and stock units to non-employee directors and also allows non-employee directors to defer the fees they earn from services as a director in the form of stock units. See Director compensation beginning on page 8.

(4)	65,381 shares available under the Branch Manager Compensation Plan (BMCP) and 10,010,588 shares available under the Financial Advisor and Investment Representative Compensation Plan (FAIRCP). The material features of these plans are described below.
(5)	As of November 30, 2006, approximately 50 million shares were available under the Company’s legacy plans that can be used for the purpose of granting annual employee equity awards (EEAP, TDEPP, BMCP and FAIRCP). Approximately 35 million shares were granted in December 2006 as part of fiscal 2006 employee incentive compensation. There were approximately 15 million shares available for grant under these plans as of December 31, 2006.

All plans through which awards currently may be granted are exhibits to the Company’s annual report on Form 10-K. The material features of Morgan Stanley’s equity compensation plans that have not been approved by shareholders under SEC rules (BMCP and FAIRCP) are described below. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents.

BMCP.    Branch managers are eligible to receive awards under BMCP. Awards under BMCP may consist of cash awards, restricted stock and restricted stock units to be settled by the delivery of shares of common stock.

FAIRCP.    Financial advisors and investment representatives are eligible to receive awards under FAIRCP. Awards under FAIRCP may consist of cash awards, restricted stock and restricted stock units to be settled by the delivery of shares of common stock.

Shareholder proposals

The Company sets forth below two shareholder proposals and the proponents’ supporting statements. The Board and the Company accept no responsibility for the text of these proposals and supporting statements. The Board’s voting recommendation immediately follows each proposal. The Board recommends that you vote against each of the two shareholder proposals. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 4—Shareholder proposal regarding simple majority vote

Emil Rossi, P. O. Box 249, Boonville, CA 95415, owner of approximately 5,128 shares of common stock, has notified Morgan Stanley that he intends to present the following proposal and related supporting statement at the annual meeting.

4-Adopt Simple Majority Vote

RESOLVED: Comprehensive Commitment to Adopt Simple Majority Vote. Shareholders recommend that our Board take each step necessary for adoption of a simple majority vote to apply to the greatest extent possible. This proposal is focused on adoption of the lowest feasible shareholder majority vote requirements to the fullest extent feasible. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the majority vote required for formal adoption of this proposal topic.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent feasible in accordance with applicable laws and existing governance documents.

Emil Rossi, P.O. Box 249, Boonville, Calif. 95415 sponsors this proposal.

Our 59% Yes-Vote

This topic won our 59% yes-vote at our 2006 annual meeting. At least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote. In 2006 shareholders also recommended that generous “golden parachutes” be subject to shareholder vote (with a 55% yes-vote). And our management has in effect also ignored this recommendation.

This topic also won a 67% yes-vote average at 19 major companies in 2006. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

End Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring an 80%-vote to make certain key governance changes at our company, if 79% vote yes and only 1% vote no — only 1% could force their will on our overwhelming 79% majority.

It is important to take one step forward and support this proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent research firm rated our company “High Concern” in CEO Compensation—$40 million a year.

•	Our company had a so-called “long-term” incentive plan that allows a CEO to profit in the amount of $30 million within a year of his appointment.

•	We had no Independent Chairman or Lead Director – Independent oversight concern.

•	An awesome 80% shareholder vote was required to make certain key changes – Entrenchment concern.

Additionally:

•	Cumulative voting was not allowed.

•	Directors were not required to own any stock.

•	Three directors owned zero stock.

•	No shareholder right to Act by Written Consent.

•	Director Klaus Zumwinkel was overcommitted with 5 board seats.

•	John Mack was designated a “problem director” by The Corporate Library due to his involvement with the NYSE board during the tenure of “Dick” Grasso.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for simple majority vote.

Adopt Simple Majority Vote

Yes on 4.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of our shareholders and therefore opposes the proposal for the following reasons.

We already have eliminated most supermajority voting requirements.    In 2006, the Board recommended that shareholders vote to eliminate the supermajority voting requirements in our certificate of incorporation related to removing directors and amending Article VI (Action of Stockholders) and Article VII (Board of Directors). At the 2006 annual shareholders meeting, our shareholders approved eliminating such supermajority voting requirements. Morgan Stanley amended its certificate of incorporation accordingly.

Only the provisions of our certificate of incorporation and bylaws related to amending our bylaws require a supermajority vote, and we believe that these requirements are appropriate.    Most proposals submitted to a vote of our shareholders require a majority vote. Under our certificate of incorporation and bylaws, the only actions that require a greater vote (80% approval of the outstanding voting shares) are amending our bylaws or amending the provisions of our certificate of incorporation related to amending our bylaws.

Our bylaws represent a fundamental aspect of our governance framework and should be changed only with a very strong shareholder mandate.    Morgan Stanley’s bylaws constitute part of the elemental framework of our governance structure and govern certain basic issues relating to effective corporate governance, such as calling and conducting shareholder meetings, director nominations, shareholder proposals, and other governance matters and procedures. When considering potential bylaw amendments, our Board has a fiduciary duty to all shareholders; in contrast, shareholders generally have no fiduciary duty to each other. Since shareholders may have differing interests that result in bylaw amendments affecting different shareholders in different ways, the Board believes that it is good corporate governance to ensure that fundamental changes of this nature can be made only when a broad consensus of shareholders agrees that a change is prudent. Eliminating the existing approval requirements for amending the bylaws would erode the fundamental framework of our Company’s governance structure, not enhance its governance practices.

The remaining supermajority provision protects the interests of all shareholders.    Our Board believes that decisions affecting fundamental aspects of the Company’s existence and operations should be fair to all shareholders. The existing approval requirements for amending our bylaws are intended to act as a shield against the self-interested actions of a few large investors. Numerous well-respected corporations have recognized the virtue of supermajority vote requirements in certain circumstances and include them in their charter or bylaws. In addition, the U.S. Constitution and U.S. Senate and Congressional rules require supermajority votes for certain actions determined worthy of special protection.

We are committed to strong corporate governance.    In addition to eliminating supermajority vote requirements, during the past two years our Board took numerous steps (discussed beginning on page 9 of this proxy statement) to enhance Morgan Stanley’s solid corporate governance foundation. Our Board expects to continue to adopt corporate governance practices that it believes are in the best interests of our shareholders.

Our Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 5—Shareholder proposal regarding executive compensation advisory vote

The American Federation of State, County and Municipal Employees, Employees Pension Plan, 1625 L Street, N.W. Washington, D.C. 20036, owner of approximately 7,065 shares of common stock, has notified Morgan Stanley that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED, that shareholders of “Morgan Stanley” urge the board of directors to adopt a policy that Morgan Stanley shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Morgan Stanley has not always been structured in ways that best serve shareholders’ interests. For example, Chairman and CEO Mack is entitled to numerous tax gross-up benefits under his employment agreement. In 2005, during the first year of his employment, Mr. Mack realized more than $30 million from exercising options that had been given as long-term incentives.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Morgan Stanley’s board to allow shareholders to express their opinion about senior executive compensation at Morgan Stanley by establishing an annual referendum process. The results of such a vote would, we think, provide Morgan Stanley with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of shareholders and opposes this proposal for the following reasons.

An advisory vote is not an effective mechanism for conveying meaningful shareholder opinions regarding our executive compensation.    The proposed advisory vote would benefit neither the Company nor its shareholders because it would not provide the Compensation, Management Development and Succession Committee with any clear indication of the meaning of the vote. An advisory vote would not communicate shareholder views of the merits, limitations or preferred enhancements of our executive compensation. Instead, an advisory vote would require the Committee to speculate about the meaning of shareholder approval or disapproval. For example, a negative vote could signify that shareholders do not approve of the amount or type of compensation awarded or alternatively that shareholders do not approve of the format or level of disclosure in the summary compensation table and accompanying narrative disclosure.

Shareholders already have an effective mechanism for expressing their views about our executive compensation.    An advisory vote is not necessary because our shareholders already have an efficient and effective method of communicating with our Board. Shareholders may contact directly any of our Company’s directors, the Lead Director, a committee of the Board (including the Compensation, Management Development and Succession Committee), the Board’s non-employee directors as a group or the Board generally, by writing to them (see Communications with directors on page 47 of this proxy statement). Direct communications between shareholders and the Board allow shareholders to voice specific observations or concerns and to communicate clearly and effectively with the Board. An advisory vote does not provide that communication.

Adoption of the proposal could put our Company at a competitive disadvantage and negatively impact shareholder value by impeding our ability to recruit and retain critical personnel.    Our Company operates in an intensely competitive environment and our success is closely correlated with the recruitment and retention of talented employees and a strong management team. A competitive compensation program is therefore essential to the Company’s long-term performance. Adoption of an advisory vote could lead to a perception among our talent and the talent for which we compete that compensation opportunities at our Company may be limited, especially as compared with opportunities at companies that have not adopted this practice, and may impede our ability to recruit and retain critical personnel. We currently are not aware of any competitor of ours that has adopted this practice.

Our compensation practices and programs serve the interests of our shareholders.    Our Board believes that our compensation practices and programs serve the interests of shareholders by resulting in compensation that is performance-based (as discussed in the Compensation, Management Development and Succession Committee report on executive compensation, beginning on page 12 of this proxy statement) and by enabling the Company to hire and retain the best executives and motivate those executives to contribute to our future success. In accordance with the rules of the NYSE, the Compensation, Management Development and Succession Committee operates under a written charter adopted by the Board and is responsible for approving compensation awarded to the Company’s executive officers, including the Chief Executive Officer and the other Named Executive Officers. No member of the Committee has any material relationship with the Company and each Committee member satisfies the independence requirements of both the Company and the NYSE.

Our Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Other Matters

Section 16(a) beneficial ownership reporting compliance.    The Company believes that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in the Company’s common stock, except that David W. Heleniak filed a Form 4 late with respect to the purchase on February 14, 2006 of 130 shares of the Company’s common stock in an account managed by an unaffiliated money manager.

Certain transactions.    During fiscal 2006, our subsidiaries extended credit in the ordinary course of business to certain of our directors, officers and employees and members of their immediate families. These extensions of credit were in connection with margin loans, mortgage loans, credit card transactions, revolving lines of credit and other extensions of credit by our subsidiaries. The extensions of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons. The extensions did not involve more than the normal risk of collectability or present other unfavorable features. Directors, officers and employees and members of their immediate families who wish to purchase securities and derivative and financial products and financial services may do so through our subsidiaries. These subsidiaries may offer them discounts on their standard commission rates or fees. These subsidiaries also, from time to time and in the ordinary course of their business, enter into transactions on a principal basis involving the purchase or sale of securities and derivative products in which our directors, officers and employees and members of their immediate families have an interest. These purchases and sales may be made at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. Certain employees, including our executive officers, may invest on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower certain fees and expenses for our employees. In addition, we may, pursuant to stock repurchase authorizations in effect from time to time, repurchase or acquire shares of Morgan Stanley’s common stock in the open market or in privately negotiated transactions, which may include transactions with directors, officers and employees. These transactions are in the ordinary course of business and at prevailing market prices.

During fiscal 2006, we engaged in transactions in the ordinary course of business with each of State Street and Barclays and certain of their respective affiliates. Each of State Street and Barclays beneficially owned more than 5% of the outstanding shares of Morgan Stanley common stock as of December 31, 2006. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties. We also engage in transactions, including entering into financial services transactions (e.g., trading in securities, commodities or derivatives) with, and perform investment banking, financial advisory, brokerage, investment management and other services for, entities for which our directors and members of their immediate family serve as executive officers, and may make loans or commitments to extend loans to such entities. The transactions are conducted, services are performed, and loans and commitments are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, that prevail at the time for comparable transactions with other persons. The loans do not involve more than the normal risk of collectability or present other unfavorable features.

A son-in-law of director Roy J. Bostock engaged in transactions with the Company and became a managing director in the Company’s asset management business in connection with the Company’s acquisition of FrontPoint in December 2006. These transactions are discussed above under the heading Director independence on page 7. As a result of the Company’s acquisition of FrontPoint, the Company paid him total compensation for services rendered to FrontPoint in fiscal 2006 of approximately $318,000 (consistent with the amount accrued by FrontPoint for his compensation during fiscal 2006).

Eileen Murray is an executive officer of the Company. The Company employs her brother as a professional level employee in the Business Continuity Planning Department in the Securities Integration Group and paid him compensation for services with respect to fiscal 2006 of approximately $170,000.

Other business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Communications with directors.    Shareholders and other interested parties may contact any of our Company’s directors, the Lead Director, a committee of the Board, the Board’s non-employee directors as a group or the Board generally, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Shareholder and interested party communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors. The Board’s Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors is available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html.

Shareholder recommendations for director candidates.    The Nominating and Governance Committee will consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available at our corporate governance webpage at www.morganstanley.com/about/company/governance/index.html.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2008 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by October 27, 2007. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm their candidates’ consent to serve as a director. Shareholders must send recommendations to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Policies set forth Board membership criteria. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. They should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and management and their ability to represent the interests of the Company’s shareholders. The Board also takes into account diversity of a candidate’s perspectives, background and other demographics.

The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

Shareholders may nominate director candidates by complying with our bylaw provisions discussed above.

Shareholder proposals for the 2008 annual meeting.    Shareholders intending to present a proposal at the 2008 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Thomas R. Nides, Secretary, 1585 Broadway, New York, New York 10036. We must receive the proposal no later than October 27, 2007.

Shareholders intending to present a proposal at the 2008 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2008 annual meeting no earlier than December 12, 2007 and no later than January 11, 2008. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary.

Cost of soliciting your proxy.    We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, D.F. King & Co., Inc. and Innisfree M&A Incorporated may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King and Innisfree fees not exceeding $20,000 each, plus expenses. We will also reimburse brokers, including MS&Co., MSDWI and other nominees, for costs they incur mailing proxy materials.

Shareholders sharing an address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the annual report or proxy statement as follows:

•

Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the annual report or proxy statement, should contact our transfer agent, Mellon Investor Services, at 1-800-622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.melloninvestor.com, or may write to them at P.O. Box 3315, South Hackensack, NJ 07606-1915.

•

Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

Electronic access to annual meeting materials.    This proxy statement and the annual report are available on our website at www.morganstanley.com/about/ir/sec_filings.html. You can save the Company postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for this service through Investor Service Direct at www.melloninvestor.com/isd. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.

ANNEXES

Annex A

Morgan Stanley

Director Independence Standards

The board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules and, with respect to the guidelines in Section 1 below, subject to the applicable Transition Rule set forth in such Rules):

1.    Employment and commercial relationships affecting independence.

A.    Current Relationships.    A director will not be independent if: (i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of Morgan Stanley’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B.    Relationships within Preceding Three Years.    A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Morgan Stanley; (ii) an immediate family member of the director is or was an executive officer of Morgan Stanley; (iii) the director or an immediate family member of the director was (but no longer is) a (a) partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from Morgan Stanley, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2.    Relationships not deemed material for purposes of director independence.

In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the board shall disclose the basis for such determination in the Company’s proxy statement.

A.    Equity Ownership.    A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

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B.    Other Directorships.    A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with Morgan Stanley or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with Morgan Stanley (other than a charitable contribution to that organization by Morgan Stanley).

C.    Ordinary Course Business.    A relationship arising solely from financial services transactions, including but not limited to underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D.    Indebtedness.    A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which Morgan Stanley is indebted at the end of Morgan Stanley’s preceding fiscal year, so long as the aggregate amount of the indebtedness of Morgan Stanley to such company is not in excess of 2% of Morgan Stanley’s total consolidated assets at the end of Morgan Stanley’s preceding fiscal year.

E.    Charitable Contributions.    A relationship arising solely from a director’s status as an officer, employee, director or trustee of a tax exempt organization, and the discretionary charitable contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year (automatic matching of employee charitable contributions are not included in Morgan Stanley’s contributions for this purpose).

F.    Products and Services.    A relationship arising solely from a director utilizing products or services (e.g., brokerage services, investment products, margin loans, investment management services, mortgages, credit cards or debit cards) of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

G.    Professional, Social and Religious Organizations and Educational Institutions.    A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer.

H.    Family Members.    Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

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Annex B

MORGAN STANLEY

2007 EQUITY INCENTIVE COMPENSATION PLAN

1.    Purpose.    The primary purposes of the Morgan Stanley 2007 Equity Incentive Compensation Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Morgan Stanley Stock.

2.    Definitions.    Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Stock Units, Options, SARs or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 12(e).

“Board” means the Board of Directors of Morgan Stanley.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation, Management Development and Succession Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee.

“Company” means Morgan Stanley and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Employee Trust” means any trust established or maintained by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Morgan Stanley” means Morgan Stanley, a Delaware corporation.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 11 of the Plan, including any such Other Award the receipt of which was elected pursuant to Section 12(a).

“Participant” means an individual to whom an Award has been made.

“Plan” means the Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 15(e) below.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 162(m) Participant” means, for a given fiscal year of Morgan Stanley, any Participant designated by the Committee as a Participant whose compensation may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code (or any successor provisions thereto).

“Section 162(m) Performance Goals” means the performance formula that was approved by Morgan Stanley’s stockholders on March 22, 2001 or any other performance formula or performance goals approved by Morgan Stanley’s stockholders pursuant to Section 162(m) of the Code (or any successor provisions thereto).

“Section 409A” means Section 409A of the Code (or any successor provisions thereto).

“Shares” means shares of Stock.

“Stock” means the common stock, par value $0.01 per share, of Morgan Stanley.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired (directly or indirectly) by Morgan Stanley or with which Morgan Stanley combines.

3.    Effective Date and Term of Plan.

(a)    Effective Date.    The Plan shall become effective upon its adoption by the Board, subject to its approval by Morgan Stanley’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until Morgan Stanley’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b)    Term of Plan.    No Awards may be made under the Plan after the date that is five years from the date of shareholder approval.

4.    Stock Subject to Plan.

(a)    Overall Plan Limit.    The total number of Shares that may be delivered pursuant to Awards shall be 100,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Morgan Stanley acquires in the open market, in private transactions or otherwise.

(b)    Adjustments for Certain Transactions.    In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Morgan Stanley’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options or SARs as provided in Section 4(d) and the maximum number of Incentive Stock Options as provided in Section 4(e), and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c)    Calculation of Shares Available for Delivery.    In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1. The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2. The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3. The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4. If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

5. Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).

(d)    Individual Limit on Options and SARs.    The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares. The limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Participant pursuant to Section 162(m) Performance Goals.

(e)    ISO Limit.    The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5.    Administration.

(a)    Committee Authority Generally.    The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including without limitation determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b)    Delegation.    To the extent not prohibited by applicable laws or rules of the New York Stock Exchange, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c)    Authority to Construe and Interpret.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)    Committee Discretion.    All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e)    No Liability.    Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the

Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6.    Eligibility.    Eligible Individuals shall include all officers, other employees (including prospective employees) and consultants of, and other persons who perform services for, the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

7.    Restricted Stock.    An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8.    Stock Units.    An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of Morgan Stanley. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9.    Options.

(a)    Options Generally.    An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424, as applicable, of the Code. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Morgan Stanley’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Morgan Stanley, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b)    Prohibition on Restoration Option Grants.    Anything in the Plan to the contrary notwithstanding, the terms of an Option shall not provide that a new Option will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option, to a Participant upon exercise of the Option.

(c)    Prohibition on Repricing of Options and SARs.    Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price, (ii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of one Share in exchange for an Option, SAR, Restricted Stock, Stock Unit or other equity award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that adjustments pursuant to Section 4(b) shall not be deemed to be a repricing that is prohibited by this Section 9(c).

(d)    Payment of Exercise Price.    Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Morgan Stanley from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Morgan Stanley may authorize.

(e)    Maximum Term on Stock Options and SARs.    No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10.    SARs.    An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of a SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11.    Other Awards.    The Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) cash or Stock payments based in whole or in part on the value or future value of Stock or on any amount that Morgan Stanley pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash or Stock payments (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. Awards pursuant to this Section 11 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

12.    General Terms and Provisions.

(a)    Awards in General.    Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share.

(b)    Discretionary Awards.    All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Morgan Stanley specifically provides otherwise.

(c)    Dividends and Distributions.    If Morgan Stanley pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions.

(d)    Deferrals.    In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.

(e)    Award Documentation and Award Terms.    The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

(f)    Awards to Section 162(m) Participants.    Except for Options and SARs the shares underlying which are counted against the individual limit set forth in Section 4(d), all Awards to Section 162(m) Participants shall be made pursuant to the attainment of Section 162(m) Performance Goals as certified by the Committee in accordance with the requirements of Section 162(m) of the Code. Without any further action by the Board or the Committee, this Section 12(f) shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

13.    Certain Restrictions.

(a)    Stockholder Rights.    No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of Morgan Stanley with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Morgan Stanley or by such other procedure as may be authorized by Morgan Stanley. Except as otherwise provided in Section 4(b) or 12(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Notwithstanding the foregoing, the terms of an Employee Trust may authorize some or all Participants to give voting or tendering instructions to the trustee thereof in respect of Shares that are held in such Employee Trust and are subject to Awards. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b)    Transferability.    No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

14.    Representation; Compliance with Law.    The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

15.    Miscellaneous Provisions.

(a)    Satisfaction of Obligations.    As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Morgan Stanley may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Plan or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Morgan Stanley, (i) such payment may be in the form of cash or other property, and (ii) in satisfaction of such taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company, Morgan Stanley may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award, may permit a Participant to tender previously owned Shares, or may enter into any other suitable arrangements to satisfy such withholding or other obligation.

(b)    No Right to Continued Employment.    Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c)    Headings.    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d)    Governing Law.    The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e)    Amendments and Termination.    The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Morgan Stanley’s stockholders.

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS, APRIL 10, 2007

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Ronald T. Carman, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2007 Annual Meeting of Shareholders to be held on April 10, 2007 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

MS 003

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Roy J. Bostock	☐	☐	☐	07 Charles H. Noski	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 Erskine B. Bowles	☐	☐	☐	08 Hutham S. Olayan	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Howard J. Davies	☐	☐	☐	09 Charles E. Phillips, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 C. Robert Kidder	☐	☐	☐	10 O. Griffith Sexton	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
05 John J. Mack	☐	☐	☐	11 Laura D. Tyson	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
06 Donald T. Nicolaisen	☐	☐	☐	12 Klaus Zumwinkel	☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve the 2007 Equity Incentive Compensation Plan	☐	☐	☐

Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN
4.	Shareholder proposal regarding simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2007	Signature	Co-Owner (if any) Signature

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

MS 003

MORGAN STANLEY 2007 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2007 Annual Meeting of Shareholders to be held on April 10, 2007, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•	Mellon Bank, N.A., as trustee under the Employee Stock Ownership Plan and the Morgan Stanley 401(k) Plan and as custodian under the Employee Stock Purchase Plan. I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in each of these plans, as applicable, in the same respective proportion as the shares of all participants in each respective plan who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•	State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1988 and 1995 Equity Incentive Compensation Plans, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan, the Branch Manager Compensation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this card, State Street will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) State Street will vote or grant proxies with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions.

•	Mellon Bank, N.A., as custodian for stock held on behalf of certain current and former Morgan Stanley employees and directors. I understand that, (A) if I sign, date and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) Mellon will hold my voting instructions in confidence to the extent required by law.

•	State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this card, State Street will not vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, State Street will vote (i) in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•	Mourant Equity Compensation Solutions, as trustee under a trust deed (UK Trust), in connection with the Morgan Stanley International Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan. I understand that, subject to the UK Trust’s terms, (A) I must sign, date and return this card in order for Mourant to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, Mourant will vote in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by 11:00 P.M. (EDT) on April 4, 2007 for shares to be voted in accordance with your instructions.

Notice of 2007 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 10, 2007, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;
•	ratify the appointment of Deloitte & Touche LLP as independent auditor;
•	approve the 2007 Equity Incentive Compensation Plan;
•	consider two shareholder proposals; and
•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement or Annual Report on Form 10-K, go to www.morganstanley.com/about/ir/sec_filings.html. You may request a copy of any of these by calling 1-212-762-8131.

The shares for which you provide voting instructions with this card include your Morgan Stanley 401(k) Plan and Employee Stock Ownership Plan shares, if any. However, if you want to provide voting instructions for your shares in these plans differently from your other plan shares, call 1-201-830-7660 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

MS 002

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Roy J. Bostock	☐	☐	☐	07 Charles H. Noski	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 Erskine B. Bowles	☐	☐	☐	08 Hutham S. Olayan	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Howard J. Davies	☐	☐	☐	09 Charles E. Phillips, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 C. Robert Kidder	☐	☐	☐	10 O. Griffith Sexton	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
05 John J. Mack	☐	☐	☐	11 Laura D. Tyson	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
06 Donald T. Nicolaisen	☐	☐	☐	12 Klaus Zumwinkel	☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve the 2007 Equity Incentive Compensation Plan	☐	☐	☐

Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN
4.	Shareholder proposal regarding simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature	Dated , 2007

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

Please help the Company reduce costs—submit your voting instructions by internet or telephone.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:00 P.M. (EDT) ON APRIL 4, 2007

1. INTERNET. Go to www.proxyvoting.com/ms2. Follow the instructions.

2. TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3. MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

MS 002

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS, APRIL 10, 2007

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2007 Annual Meeting of Shareholders to be held on April 10, 2007, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of 2007 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 10, 2007, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the 2007 Equity Incentive Compensation Plan;

•	consider two shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Please help the Company reduce costs – submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of annual meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement and Annual Report on Form 10-K electronically over the internet. You can view or print a copy of our annual meeting materials at www.morganstanley.com/about/ir/sec_filings.html. You can request a copy of these materials, or get more information regarding electronic delivery and householding, by contacting our transfer agent, Mellon Investor Services, at 800-622-2393 or www.melloninvestor.com.

MS 001

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Roy J. Bostock	☐	☐	☐	07 Charles H. Noski	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 Erskine B. Bowles	☐	☐	☐	08 Hutham S. Olayan	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Howard J. Davies	☐	☐	☐	09 Charles E. Phillips, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 C. Robert Kidder	☐	☐	☐	10 O. Griffith Sexton	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
05 John J. Mack	☐	☐	☐	11 Laura D. Tyson	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
06 Donald T. Nicolaisen	☐	☐	☐	12 Klaus Zumwinkel	☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below.
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve the 2007 Equity Incentive Compensation Plan	☐	☐	☐

Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 and 5 below.
		FOR	AGAINST	ABSTAIN
4.	Shareholder proposal regarding simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Shareholder proposal regarding executive compensation advisory vote	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2007	Signature	Co-Owner (if any) Signature

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

IMPORTANT

YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS

ON APRIL 10, 2007

1.	INTERNET. Go to www.proxyvoting.com/ms. Follow the instructions.
2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.
3.	MAIL. Date, sign and return the card in the enclosed envelope.

MS 001

You have two additional voting options

[GRAPHIC]

Follow the easy instructions.

Please vote as the Board of Directors recommends on all proposals.

VOTE 24 HOURS A DAY, 7 DAYS A WEEK

[GRAPHIC]

Yo u r v o t e i s i m p o r t a n t . T h a n k y o u f o r v o t i n g .